* * * * * * * * * * * * * * * * * * * *

                                      LEASE


                                  OAKMEAD WEST


                     * * * * * * * * * * * * * * * * * * * *

                                     Between



                           TRIMBLE NAVIGATION LIMITED
                                    (Tenant)



                                       and



                 CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.
                                   (Landlord)

                                TABLE OF CONTENTS
                                                                      Page


               [Table of Contents appears at the end of the Lease]

                                      LEASE

         THIS LEASE (the "Lease") is dated as of May 11, 2005 (for reference purposes only) between CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord") and the Tenant as named in the Schedule below. The term "Project" means the seven (7) buildings, the land appurtenant thereto ("Land"), and other improvements located thereon commonly known as "Oakmead West", located in Sunnyvale, California. The "Premises" means that portion of the Project leased to Tenant and described in the Schedule and outlined on Exhibit A. The buildings in which the Premises are located shall be referred to herein as the "Buildings". The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

     1.   Tenant: TRIMBLE NAVIGATION LIMITED, a California corporation

     2.   Premises:  Building  A,  located  at 510  DeGuigne  Drive,  Sunnyvale,
          California and Building B located at 935 Stewart Drive, Sunnyvale, California

     3.   Intentionally Omitted

     4.   Rentable Square Footage of the Premises:

          Building  A 75,093  rentable  square  feet
          Building  B 63,781  rentable square feet
          Total 138,874 rentable square feet

     5. Tenant's Proportionate Share: 100% of each Building, 32.60% of the Project (based upon 425,981 rsf in the Project)

     6. Lease Payments Upon Execution: Prepaid Base Rent equal to One Hundred Forty-Five Thousand Eight Hundred Seventeen and 70/100 Dollars ($145,817.70) and Prepaid Operating Cost/Tax Share Rent equal to
          Forty-Seven Thousand Two Hundred Seventeen and 16/100 Dollars ($47,217.16).

     7.   Permitted  Use:   General  office,   warehouse,   light  assembly  and
          manufacturing, research and development

     8. Tenant's Real Estate Broker for this Lease: Liberty Greenfield, LLLP and Colliers International

     9.   Landlord's Real Estate Broker for this Lease: None

     10. Tenant Improvements: See Tenant Improvement Agreement attached hereto as Exhibit C

     11.  Target Delivery Date: July 1, 2005

          Commencement Date: Six (6) months following the date that Landlord delivers possession of the Premises to Tenant in the condition required hereunder (the "Premises Delivery Date"), but in no event shall the Commencement Date be before January 1, 2006.

          Rent Commencement Date: One (1) month following the Commencement Date.

     12. Term/Termination Date: The Term of this Lease shall be for seven (7) years commencing on the Commencement Date and expiring on the calendar day preceding the seventh (7th) anniversary of the Commencement Date (the "Termination Date"); provided, however, that if the Commencement Date shall occur on a date other than the first day of a calendar month, the Termination Date shall be the last day of the calendar month in which the seventh (7th) anniversary of the Commencement Date occurs.

     13. Parking Stalls: Five hundred twenty-eight (528) parking spaces, of which eight (8) spaces shall be designated as "Trimble Navigation Visitor Parking", subject to applicable Governmental Requirements (as defined in Section 5.1(c)(iii) below), including any applicable transportation management program applicable to the Project. Such Reserved Spaces shall be designated by signs or other markings to be installed by Tenant, subject to Landlord's reasonable approval.

     14.  Base Rent:

                                       Monthly                  Annual
                 Period               Base Rent                Base Rent
                 ------               ---------                ---------
             1st Lease Year          $145,817.70             $1,749,812.40
             --------------          -----------             -------------
            2nd Lease Years          $150,192.23             $1,802,306.77
            ---------------          -----------             -------------
             3rd Lease Year          $154,698.00             $1,856,375.98
             --------------          -----------             -------------
             4th Lease Year          $159,338.94             $1,912,067.25
             --------------          -----------             -------------
             5th Lease Year          $164,119.11             $1,969,429.27
             --------------          -----------             -------------
             6th Lease Year          $169,042.68             $2,028,512.15
             --------------          -----------             -------------
             7th Lease Year          $174,113.96             $2,089,367.51
             --------------          -----------             -------------

     15. Renewal Options: Two (2) options to extend for a period of five years each

Exhibit A - PLAN OF THE PREMISES
Exhibit B - RULES AND REGULATIONS
Exhibit C - TENANT IMPROVEMENT AGREEMENT
Exhibit D - COMMENCEMENT  DATE  CONFIRMATION  (see  Section  1.1)
Exhibit E - ENVIRONMENTAL QUESTIONNAIRE

     1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date, unless extended or sooner terminated pursuant to this Lease.

     1.1 Commencement Date.

     (a) The Commencement Date of this Lease is the date set forth in the Schedule, and the parties agree that if the Premises Delivery Date does not occur on or before July 1, 2005 for any reason, then this Lease shall not be void or voidable by either party and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom.

          (i) The parties acknowledge and agree that if the Premises Delivery Date does not occur on or before July 1, 2005, Tenant may be subject to the holdover provisions of its current lease, and that Tenant may be required to pay to its current landlord holdover rent as well as certain penalties and damages. Accordingly, notwithstanding Section 1.1(a) above, if the Premises Delivery Date does not occur on or before September 1, 2005 (the "Premises Delivery Deadline"), then, for each calendar month after the Premises Delivery Deadline in which the Premises Delivery Date does not occur, Tenant shall be entitled to a credit against Base Rent payable hereunder equal to twice the Monthly Base Rent payable hereunder for the first Lease Year (i.e., Two Hundred Ninety-One Thousand Six Hundred Thirty Five and 40/100 Dollars ($291,635.40)); provided, however, that (A) if Landlord's delivery of a portion of the Premises would mitigate Tenant's obligation to pay holdover rent, penalties or damages to its current landlord and if Tenant determines, in its commercially reasonable discretion, to accept Landlord's delivery of a portion of the Premises, then, upon Tenant's taking possession of such portion of the Premises, the amount of the credit under this Section 1.1(a)(i) shall be proportionately reduced on the basis of the number of rentable square feet of the portion of the Premises delivered to Tenant in proportion to the total rentable square feet of the Premises; and (B) Tenant shall not be entitled to a credit under this Section 1.1(a)(i) if Tenant substantially completes the Tenant Improvement Work on or before January 1, 2006. Tenant shall exercise reasonable efforts to substantially complete the Tenant Improvement Work on or before January 1, 2006 using standard working methods without the payment of overtime; provided, however, that at Landlord's option, Landlord may require Tenant to pay for overtime, in which event Landlord shall reimburse Tenant for reasonable overtime expenses within thirty (30) days after Landlord's receipt of a reasonably detailed invoice therefor.

          (ii) Notwithstanding the foregoing, if the Premises Delivery Date does not occur on or before April 1, 2006 (the "Outside Delivery Deadline"), Tenant shall have the right to cancel this Lease by giving written notice of such cancellation to Landlord at any time after the Outside Delivery Deadline and prior to the date Landlord delivers possession of the Premises to Tenant, in which case this Lease shall be cancelled effective thirty
     (30) days after Landlord's receipt of Tenant's cancellation notice, unless Landlord delivers possession of the Premises to Tenant within said thirty
     (30) day period.

          (iii) The Premises Delivery Deadline and the Outside Delivery Deadline shall be extended by the number of days that the Premises Delivery Date is delayed due to any act, neglect, failure or omission of Tenant or any Tenant Parties (as defined in Section 8.2(a) below) or due to fire or other damage to or destruction of the Premises. Tenant's rent credit and cancellation right as herein described shall constitute Tenant's sole and exclusive remedy for the failure of the Premises Delivery Date to occur by the Premises Delivery Deadline or the Outside Delivery Deadline, respectively. Any rent credit granted to Tenant pursuant to Section 1.1(a)(i) above shall be applied against the first monthly installments of Base Rent payable hereunder until the rent credit is exhausted.

     (b) Following the Commencement Date, Landlord shall prepare and deliver to Tenant a Commencement Date Confirmation substantially in the form attached hereto as Exhibit D that sets forth the Commencement Date, the Rent Commencement Date and the Termination Date for this Lease. Tenant shall execute the Commencement Date Confirmation and deliver the executed original of the same to Landlord within five (5) business days after Tenant's receipt thereof. Tenant's failure to timely execute and return the Commencement Date Confirmation document to Landlord shall be conclusive evidence of Tenant's agreement with the information as set forth therein. This Lease shall be a binding contractual obligation of Landlord and Tenant effective upon the mutual execution and delivery hereof, notwithstanding the later commencement of the Lease Term.

     1.2 Termination Date. The Termination Date of this Lease is set forth in the Schedule.


     1.3 Early Occupancy. During the period commencing on the Premises Delivery Date and ending on the Commencement Date (the "Early Occupancy Period"), Tenant shall be permitted to occupy the Premises for the purpose of installing leasehold improvements, furniture, trade fixtures, equipment and cabling, subject to the terms and conditions set forth in the Tenant Improvement Agreement. Tenant's occupancy of the Premises during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of this Lease, except that Landlord agrees that Tenant's obligation to pay Base Rent, Operating Cost Share Rent and Tax Share Rent (as such terms are defined in Sections 2.1(a) through 2.1(c) below) during the Early Occupancy Period shall be waived. Tenant shall, however, pay the cost of all utilities and other services provided to the Premises during the Early Occupancy Period. Prior to Tenant's entry in the Premises, Tenant shall furnish to Landlord certificates of insurance satisfactory to Landlord evidencing Tenant's compliance with the requirements of
Section 8.3 below.

     1.4 Cancellation Right. The parties acknowledge that (a) concurrently herewith, Tenant and Landlord's affiliate, Square 24 Associates, dba Square 24 Associates, L.P., a District of Columbia limited partnership ("Square 24"), are entering into that certain lease agreement for certain premises in the building commonly known as 995 Stewart Drive, Sunnyvale, California, in the project commonly known as "Sunnyvale Technology Park" (the "Other Lease"), (b) the
Premises are subject to an existing lease (the "Existing Lease") between Landlord and the existing tenant (the "Existing Tenant") of the Premises, and
(c) Tenant's ability to receive timely delivery of the Premises is a material consideration of Tenant's decision to enter into this Lease and the Other Lease. Therefore, Landlord shall deliver to Tenant a written statement certified by Landlord that (i) Landlord and the Existing Tenant have entered into an agreement terminating the Existing Lease effective on or before June 30, 2005, and (ii) under the terms of such agreement, the Existing Tenant is required to vacate the Premises on or before June 30, 2005. If Landlord fails to deliver such statement to Tenant within ten (10) business days after the receipt by Landlord and Square 24 of this Lease and the Other Lease, respectively, both duly executed by Tenant, then Tenant shall have the right to cancel this Lease and the Other Lease upon written notice to Landlord and Square 24; provided, however, that Tenant shall provide such written notice within three (3) days after the expiration of said ten (10) business day period. Tenant's cancellation under this Section 1.4 shall terminate this Lease and the Other Lease effective as of the date of Landlord's and Square 24's receipt of Tenant's written notice, and Landlord and Square 24 shall, on or before the effective date of such termination or as soon thereafter as reasonably practicable, refund to Tenant the Prepaid Base Rent and Prepaid Operating Cost/Tax Share Rent paid by Tenant pursuant to Section 2.1 of this Lease and Section 2.1 of the Other Lease, respectively, and the parties shall be released from all further obligations under this Lease and the Other Lease.

     2. RENT.

     2.1 Types of Rent.

     (a) Base Rent. Beginning on the Rent Commencement Date, Tenant shall pay to Landlord base rent for the Premises ("Base Rent") in monthly installments, in advance, on or before the first day of each month of the Term in the amount set forth on the Schedule; provided, however, that, upon Tenant's execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord the Prepaid Base Rent set forth in Item 6 of the Schedule, which shall be applied to the first monthly installment of Base Rent payable by Tenant beginning on the Rent Commencement Date; provided, however, that if the Rent Commencement Date is a day other than the first day of a calendar month, then (i) the Prepaid Base Rent shall be applied to the Base Rent for the partial month in which the Rent Commencement Date occurs and the next succeeding calendar month, and (ii) the Prorated First Base Rent Payment (as defined below) shall be payable by Tenant on or before the first full calendar month following the Rent Commencement Date. The "Prorated First Base Rent Payment" means the remaining amount of Base Rent payable by Tenant for the first full calendar month following the Rent Commencement Date, after the Prepaid Rent is applied as provided above. All such prorations shall be made on the basis of the actual number of days in the applicable month.

     (b) Operating Cost Share Rent. Beginning on the Commencement Date, Tenant shall pay to Landlord the following (collectively, "Operating Cost Share Rent"), monthly in advance in an estimated amount: (i) Tenant's Proportionate Share (as set forth in the Schedule) of Operating Costs for the applicable Fiscal Year (as defined in Section 2.3(e) below), plus (ii) a management fee equal to three percent (3%) of the total Rent payable under this Lease for the applicable Fiscal Year. The definition of Operating Costs and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2.2, 2.3 and 2.4.

     (c) Tax Share Rent. Beginning on the Commencement Date, Tenant shall pay to Landlord Tenant's Proportionate Share of Taxes for the applicable Fiscal Year ("Tax Share Rent"), monthly in advance in an estimated amount. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2.2, 2.3 and 2.4.

         Notwithstanding the foregoing, upon Tenant's execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord the Prepaid Operating Cost/Tax Share Rent set forth in Item 6 of the Schedule, which shall be applied to the first monthly installments of Operating Cost Share Rent and Tax Share Rent payable by Tenant beginning on the Commencement Date; provided, however, that if the Commencement Date is a day other than the first day of a calendar month, then (i) the Prepaid Operating Cost/Tax Share Rent shall be applied to the Operating Cost Share Rent and Tax Share Rent for the partial month in which the Commencement Date occurs and the next succeeding calendar month and (ii) the Prorated First Additional Rent Payment (as defined below) shall be payable by Tenant on or before the first full calendar month following the Commencement Date. The "Prorated First Additional Rent Payment" means the remaining amount of Operating Cost Share Rent and Tax Share Rent payable by Tenant for the first full calendar month following the Commencement Date, after the Prepaid Operating Cost/Tax Share Rent is applied as provided above. All such prorations shall be made on the basis of the actual number of days in the applicable month.

     (d) Definition of Rent. As used in this Lease, the term "Rent" means Base Rent, Operating Cost Share Rent, Tax Share Rent and all other costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease ("Additional Rent"), including any interest for late payment. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

     (e) Rent Payments. Tenant shall pay Rent under this Lease in the form of a check to Landlord at the following address:

         CarrAmerica Realty Operating Partnership, L.P.
         t/a  Oakmead West
         P.O. Box 642922 Pittsburgh, PA 15264-2922

or by wire transfer as follows:

         Account Name:         CarrAmerica Realty Operating Partnership, L.P.
                               t/a Oakmead West
         Bank Name:            PNC Bank
         Transit Number:       043-000-096
         Account Number:       1004339188
         Notification:         Lease Administration (CarrAmerica Realty
                               Operating Partnership, L.P. re
                               Trimble Navigation Limited)
         Telephone:            (415) 397-2711

         or in such other manner as Landlord may notify Tenant.

     2.2   Payment  of   Operating   Cost   Share  Rent  and  Tax  Share   Rent.

     (a) Payment of Estimated Operating Cost Share Rent and Tax Share Rent.

          (i) Before the Commencement Date and on or before April 1 of each succeeding Fiscal Year, or as soon as reasonably possible thereafter, Landlord shall give Tenant notice of Landlord's estimate of the payments to be made pursuant to Sections 2.1(b) and 2.1(c) above for such Fiscal Year. Landlord may revise these estimates by written notice to Tenant whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project, in which event subsequent monthly payments by Tenant for such Fiscal Year shall be based upon such revised estimate.

          (ii) Within ten (10) days after receiving Landlord's notice regarding the original or revised estimate of the monthly payments to be made pursuant to Sections 2.1(b) and 2.1(c) above for a particular Fiscal Year, Tenant shall pay Landlord an amount equal to the product of such estimated monthly payments (as set forth in Landlord's notice), multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus any payments on account thereof previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord the estimated monthly payments as set forth in Landlord's most recent notice, until a new estimate becomes applicable.

     (b) Correction of Operating Cost Share Rent and Tax Share Rent. Within one hundred fifty (150) days after the close of each Fiscal Year or as soon after such 150-day period as practicable, Landlord shall deliver to Tenant a statement of (i) Operating Costs and Taxes for such Fiscal Year, and (ii) the payments made by Tenant under Section 2.2(a) above for such Fiscal Year (the "Annual Expense Statement"). If, on the basis of any Annual Expense Statement, Tenant owes an amount that is less than the estimated payments previously made by Tenant for the applicable Fiscal Year, Landlord, at its election, shall either promptly refund the amount of the overpayment to Tenant or, if this Lease is still in effect, credit such excess against Tenant's subsequent obligations to pay Operating Costs and Taxes. If, on the basis of any Annual Expense Statement, Tenant owes an amount that is more than the estimated payments previously made by Tenant for the applicable Fiscal Year, Tenant shall pay the deficiency to Landlord within twenty (20) days after Landlord's delivery of such Annual Expense Statement to Tenant. The obligations of Landlord and Tenant under this
Section to promptly refund any overpayment or pay any deficiency, as appropriate, shall survive the expiration or earlier termination of this Lease.

     2.3 Definitions.

     (a) Included Operating Costs.

          (i) "Operating Costs" means any reasonable expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management, maintenance, operation and repair of the Project or any part thereof, and of the personal property, trade fixtures, machinery, equipment, systems and apparatus used in connection therewith, including, without limitation, (1) all costs to operate, maintain, repair, replace, supervise, insure and administer the common areas of the Project, including, without limitation, all costs of resurfacing and restriping the parking areas of the Project; (2) all costs and expenses paid or incurred by Landlord in connection with the obtaining of insurance on the Buildings and/or the Project or any part thereof or interest therein, and any deductibles paid under policies of any such insurance; (3) except for costs and expenses which are the sole responsibility of Tenant pursuant to
     Section 3.3(b) below, all costs paid or incurred by Landlord to perform Landlord's Repair Obligations (as defined in pursuant to Section 3.3(b) below), (4) the cost of providing those services required to be furnished by Landlord under this Lease, and (5) the cost of all electricity, water, gas, sewers, oil and other utilities (collectively, "Utilities"), including any surcharges imposed, serving the Project or any part thereof (but excluding the cost of Utilities directly billed to Tenant or other tenants in the Project), and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Project or any part thereof, or upon Tenant's use and occupancy thereof, as a result of any rationing of Utilities services or restriction on the use of Utilities affecting the Project or any part thereof. Any Operating Costs that constitute capital expenditures (collectively, "Included Capital Items") shall be amortized by Landlord, with interest at a rate of ten percent (10%) per annum, over the estimated useful life of such item, and such amortized costs shall be included in Operating Costs only for that portion of the useful life of the Included Capital Item which falls within the Term, unless the cost of the Included Capital Item is less than Ten Thousand Dollars ($10,000) in which case it shall be expensed in the year in which it was incurred.

          (ii) If the Project contains more than one building, then Operating Costs shall include (1) all Operating Costs fairly allocable to the Buildings, and (2) a proportionate share (based on the gross rentable area of the Buildings as a percentage of the gross rentable area of all of the buildings in the Project) of all Operating Costs which relate to the Project in general and are not fairly allocable to any one building in the Project.

          (iii) Intentionally omitted.

          (iv) Intentionally omitted.

     (b) Excluded Operating Costs. Operating Costs shall not include:

          (i)  costs  of  installing  leasehold   improvements  for  tenants  or
     occupants or prospective tenants or occupants of the Project;

          (ii) interest and principal payments on mortgages or any other debt costs (except as provided in Section 2.3(a) above with regard to Included Capital Items), or rental payments on any ground lease of the Project;

          (iii) real estate brokers' leasing commissions;

          (iv) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Project or portions thereof;

          (v) legal expenses incurred in connection with disputes with tenants that pertain solely to the particular tenant or its premises (as opposed to disputes with other tenants that pertain to tenants generally or the Project, or disputes where the tenants of the Project would receive benefits if Landlord prevails);

          (vi) the cost of damage and repairs necessitated by the gross negligence or willful misconduct of Landlord;

          (vii) any cost or expenditure for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

          (viii) the cost of any service furnished to any tenant of the Project which Landlord does not make available to Tenant;

          (ix) depreciation (except on any Included Capital Items);

          (x) legal and auditing fees incurred for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2.2 above;

          (xi) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Project;

          (xii) fines, penalties and interest incurred by Landlord for late payment by Landlord or violations of law;

          (xiii) the cost of capital expenditures to correct violations of Governmental Requirements existing in the Project as of the date of this Lease, based on the current interpretation of Governmental Requirements by applicable governmental authority(ies) as of the date of this Lease;

          (xiv) costs of any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or remediation of Hazardous Substances ("Remedial Work") pertaining to the Prior Contamination (as defined in Section 28.6 below), and costs arising from any use, storage, treatment, transportation, release or disposal of Hazardous Substances on or about the Project by Landlord, its agents, employees or contractors; and

          (xv) without limiting the provisions of clause (xii) above, costs incurred to comply with Governmental Requirements with respect to any Hazardous Substance which was in existence in the Project prior to the Commencement Date, and which was of such a nature that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Substance, in the state, and under the conditions that it then existed in the Project, would have then required the removal, remediation or other similar action with respect to such Hazardous Substance; and costs incurred with respect to any Hazardous Substance that is brought into the Project after the date hereof by Landlord or any other tenant of the Project or by anyone other than Tenant or Tenant Parties and are of such a nature, at that time, that a federal, state or municipal governmental or quasi-governmental authority, if it had then had knowledge of the presence of such Hazardous Substance, in the state, and under the conditions, that it then exists in the Project, would have then required the removal, remediation or other action with respect to such Hazardous Substance.

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     (c) Taxes.

          (i) "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any Taxes and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful. Taxes shall also include any assessments or fees paid to any business park owners association, or similar entity, which are imposed against the Project pursuant to any Covenants, Conditions and Restrictions ("CC&R's") recorded against the Project and any installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments imposed in connection with any change in ownership or new construction.

          (ii) If the Project contains more than one building, then Taxes shall include (1) all Taxes fairly allocable to the Buildings, and (2) a proportionate share (based on the gross rentable area of the Buildings as a percentage of the gross rentable area of all of the buildings in the Project) of all Taxes which relate to the Project in general and are not fairly allocable to any one building in the Project.

          (iii) For any year, the amount to be included in Taxes (1) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (2) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. If Taxes for any period during the Term are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, and such increase results in Tenant having underpaid Tax Share Rent hereunder, then Tenant shall pay to Landlord, within thirty (30) days after demand, the amount of such underpayment. Similarly, if Taxes for any period during the Term are decreased after payment thereof for any reason, and such decrease results in Tenant having overpaid Tax Share Rent hereunder, then Landlord shall return to Tenant the amount of such overpayment within thirty (30) days after Landlord's receipt of such overpayment. The obligations of Landlord and Tenant under this Section to promptly refund any overpayment or pay any deficiency, as appropriate, shall survive the expiration or earlier termination of this Lease. Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

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          (iv) Notwithstanding anything to the contrary set forth in this Lease,
     Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (1) imposed upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, trade fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building-standard improvements made by Landlord, if any, regardless of whether title to such improvements shall be in Tenant or Landlord; (2) imposed upon or measured by the Base Rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the city or county in which the Project is located, the federal government or any other governmental body with respect to the receipt of such rental; (3) imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (4) imposed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     (d) Lease Year. "Lease Year" means each consecutive twelve month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the calendar month during which the first anniversary of the Commencement Date occurs, and subsequent Lease Years shall be each succeeding twelve month period during the Term following the first Lease Year.

     (e) Fiscal Year. "Fiscal Year" means each calendar year during which any portion of the Term occurs (e.g., the first Fiscal Year shall be the calendar year during which the Commencement Date occurs).

     2.4     Computation     of    Base     Rent    and    Rent     Adjustments.

     (a) Prorations. If (i) the Commencement Date is a date other than January 1, (ii) the Termination Date is a date other than December 31, (iii) this Lease terminates early, or (iv) the size of the Premises increases or decreases, then in each such event, the Base Rent, the Operating Cost Share Rent and Tax Share Rent shall be equitably adjusted to reflect such event on a basis determined by Landlord to be consistent with the principles underlying the provisions of this
Section 2.

     (b) Interest Rate. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of twelve percent (12%) per annum or the maximum rate permitted by law (the "Interest Rate").

     (c) Intentionally omitted.

     (d) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant and a certified public accountant employed by a certified public accounting firm and working on a non-contingency fee basis shall have the right to inspect Landlord's records at Landlord's applicable local office or other location within the County of Santa Clara, California, designated by

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Landlord  upon at least  seventy-two  (72) hours'  prior  notice  during  normal business hours during the ninety (90) days following Landlord's delivery of the Annual Expense Statement to Tenant. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Project (and in connection with the foregoing, prior to exercising its rights hereunder, Tenant and its agents shall sign a confidentiality agreement reasonably acceptable to Landlord). Unless Tenant sends to Landlord any written exception to an Annual Expense Statement within said ninety (90) day period, such Annual Expense Statement shall be deemed final and accepted by Tenant and Tenant waives any other rights pursuant to applicable law to inspect Landlord's books and records and/or to contest the amount of Operating Costs and/or Taxes due hereunder. Tenant shall pay the amount shown on any Annual Expense Statement in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall, within thirty (30) days after Landlord's receipt of Tenant's written exception or as soon after such thirty (30) day period as is reasonably practicable, cause an independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. If, according to such accountant, Landlord's original determination of annual Operating Costs and Taxes overstated the amounts thereof, in the aggregate, by seven percent (7%) or less or understated the amounts thereof, then Tenant shall pay the cost of the certification, and, in the case of an understatement, shall pay to Landlord the deficiency in Tenant's payment of Operating Costs and Taxes within thirty (30) days following Tenant's receipt of such certification. If, according to such certification, Landlord's original determination of annual Operating Costs and Taxes overstated the amounts thereof, in the aggregate, by more than seven percent (7%), then Landlord shall pay the cost of the certification. In the event of Landlord's overstatement, Landlord shall, at its election, either refund the amount of Tenant's overpayment of Operating Costs and Taxes within thirty (30) days after such certification or, if this Lease is still in effect, credit such overpayment against Tenant's subsequent obligations to pay Operating Costs and Taxes.

     (e) Miscellaneous. So long as an Event of Default under Section 12.1(a) below exists under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord until Tenant cures such Event of Default. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent and Tax Share Rent, without payment of interest.

     2.5 Additional Rent Upon Default by Tenant. Landlord and Tenant acknowledge that to induce Tenant to enter into this Lease, and in consideration of Tenant's agreement to perform all of the terms, covenants and conditions to be performed by Tenant under this Lease, as and when performance is due during the Term, Landlord has incurred (or will incur) significant costs, including, without limitation, the following: (a) payment of the Construction Allowance (as described in the Tenant Improvement Agreement), (b) commissions to Tenant's real estate broker, and (c) attorneys' fees and related costs incurred and/or paid by Landlord in connection with the negotiation and preparation of this Lease

(collectively, the "Inducements"). Landlord and Tenant further acknowledge that Landlord would not have granted the Inducements to Tenant but for Tenant's agreement to perform all of the terms, covenants, conditions and agreements to be performed by it under this Lease for the entire Term, and that Landlord's agreement to incur such expenditures and grant such concessions is, and shall remain, conditioned upon Tenant's faithful performance of all of the terms, covenants, conditions and agreements to be performed by Tenant under this Lease for the entire Term. Accordingly, if an Event of Default by Tenant shall occur hereunder, Landlord shall be relieved of any unfulfilled obligation to grant Inducements hereunder, or to incur further expenses in connection therewith, and Tenant shall pay, as liquidated damages for Landlord's granting the Inducements and not as a penalty, within ten (10) days after the occurrence of the Event of Default, as Additional Rent, the unamortized amount of those Inducements incurred or granted prior to the date of the Event of Default (the "Pre-Default Inducements"). Landlord may or, at Tenant's request, shall, after the occurrence of an Event of Default, forward a statement to Tenant setting forth the amount of the Pre-Default Inducements, but the failure to deliver such a statement shall not be or be deemed to be a waiver of the right to collect the unamortized amount of the Pre-Default Inducements or to extend the date upon which such amount shall be due and payable. For purposes of this Section 2.5, the unamortized amount of the Pre-Default Inducements shall equal the remaining principal component, measured on the date of the Event of Default, of a level-payment amortization over the initial Term of this Lease of a principal amount equal to the Pre-Default Inducements, including interest at the rate of twelve percent (12%) per annum. Notwithstanding the foregoing, Landlord agrees that it will seek to enforce its right to recover Pre-Default Inducements only in connection with a bankruptcy of Tenant where this Lease is rejected or deemed rejected under Section 362 of the Bankruptcy Code.

     3. PREPARATION AND CONDITION OF PREMISES; TENANT'S POSSESSION; REPAIRS AND MAINTENANCE.

     3.1 Condition of Premises. Except as specified in this Section 3.1 below, Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises and without any express or implied representations or warranties of any kind, including, without limitation, any representation or warranty regarding the condition of the Buildings or the Project or the suitability of any of the foregoing for the conduct of Tenant's business; provided, however, that, as of the Premises Delivery Date, the Premises shall comply in all material respects with all applicable Governmental Requirements (as interpreted by applicable governmental or quasi-governmental authorities as of the Premises Delivery Date), without regard to any specific manner of use of the Premises by Tenant (e.g., as a "place of public accommodation" under the Americans with Disabilities Act (the "ADA")). If Landlord or Tenant receives written notice from any governmental or quasi-governmental authority that any portion of the Premises violated Governmental Requirements as of the Premises Delivery Date, Landlord shall not be liable to Tenant for any damages, but Landlord, at no cost to Tenant, shall, as Tenant's sole remedy, perform such work or take such other action as may be necessary to cure such violation, but only to the extent that such violation materially and adversely affects Tenant's use or occupancy of the Premises.

     3.2 Tenant's Possession. Tenant shall be entitled to possession of the Premises upon commencement of the Term, together with the nonexclusive right to

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use, in common with Landlord,  other tenants,  and occupants of the Project, the common areas of the Project, as such common areas may be changed from time to time, subject to the applicable provisions of this Lease (including, without limitation, Section 27 below). Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises were in good order, repair and condition.

     3.3 Repairs and Maintenance.

     (a) Tenant's Obligations.

          (i) Except to the extent expressly Landlord's obligation under Section 3.3(b) below, Tenant shall, throughout the Term at its sole cost and expense, (1) keep and maintain the Premises in good order and condition, and repair and replace every part thereof ("Tenant's Repair Obligations"), including, without limitation, the following: (A) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of both interior and exterior windows) and skylights; (B) interior and exterior doors, door frames and door closers; (C) interior lighting (including, without limitation, light bulbs and ballasts); (D) the Building Systems (as defined in Section 3.3(b) below), or portions of the Building Systems, that exclusively serve the Premises, including, without limitation, any specialty or supplemental Building Systems installed by or for Tenant and all heating, ventilating and air conditioning ("HVAC") systems and equipment and all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (E) all communications systems serving the Premises; (F) all of Tenant's security systems in or about or serving the Premises; (G) Tenant's signage; and (H) interior demising walls and partitions (including painting and wallcoverings), equipment, floors, and any roll-up doors, ramps and dock equipment, (2) furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and (3) to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing.

          (ii) Tenant shall also be responsible for all pest control within the Premises, and for all trash removal and disposal from the Premises. With respect to any HVAC systems and equipment exclusively serving the Premises, Tenant shall obtain HVAC systems preventive maintenance contracts with bimonthly or monthly service in accordance with manufacturer recommendations, which shall be subject to the reasonable prior written approval of Landlord and paid for by Tenant, and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking of sheet metal, and recaulking of jacks and vents on an annual basis. Tenant shall have the benefit of all warranties available to Landlord regarding the HVAC systems and equipment.

          (iii) Tenant's repair, maintenance and replacement obligations shall be performed under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord; provided, however, that (1) with respect to the Building Systems that exclusively serve the Premises, Landlord may elect to perform all or some of the foregoing maintenance, repairs and replacement itself, at Tenant's expense, and (2) if Tenant fails to perform Tenant's Repair Obligations, Landlord may immediately perform any such work at Tenant's expense. Tenant shall pay to Landlord all costs and expenses incurred by Landlord and required to be paid by Tenant under this Section 3.3(a) within ten (10) days after receipt of an invoice therefor.

     (b) Landlord's Obligations.

          (i) Subject to the provisions of Sections 3.1(a), 9 and 10 hereof, Landlord shall maintain, repair and replace the following items ("Landlord's Repair Obligations"): (1) the non-structural portions of the roof of the Buildings, including the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); (2) the HVAC, plumbing, sewer, drainage, electrical, fire protection, elevator, escalator,  life  safety  and  security  systems  and  equipment  and other mechanical, electrical and communications systems and equipment (collectively, the "Building Systems") serving the Buildings and/or the Project, excluding any specialty or supplemental Building Systems installed by or for Tenant and also excluding the Building Systems (or portions of the Building Systems) that exclusively serve the Premises; and (3) the parking areas of the Project, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the common areas of the Project. Landlord's Repair Obligations also includes the routine repair and maintenance of the load bearing and exterior walls of the Buildings, including, without limitation, any painting, sealing, patching and waterproofing of such walls.

          (ii) Subject to the provisions of Sections 3.1(a), 9 and 10 hereof, Landlord, at its own cost and expense, agrees to repair and maintain the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Buildings (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls); provided, however, that subject to the provisions of Section 8.6 below, any damage arising from the acts of Tenant or any Tenant Parties (as defined in Section 8.2(a) below) shall be repaired by Landlord at Tenant's sole expense, and Tenant shall pay to Landlord all costs and expenses of any such repair within ten (10) days after receipt of an invoice therefor. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Buildings or to any equipment located in the Buildings as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or any Tenant Parties anywhere in the Project, shall constitute Additional Rent payable by Tenant within ten (10) days after receipt of an invoice therefor. As a condition precedent to all of Landlord's repair and maintenance obligations under this Lease, Tenant must have notified Landlord of the need of such repairs or maintenance.

          (iii) Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and any similar or successor law, statute or ordinance now or

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     hereafter in effect regarding Tenant's right to make repairs and deduct the cost of such repairs from the Rent due under this Lease.

     4. SERVICES AND UTILITIES. Beginning on the Premises Delivery Date, Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials and services furnished directly to or used by Tenant on or about the Premises during the Term, including, without limitation, (a) meter, use and/or connection fees, hook-up fees, or standby fees, and (b) penalties for discontinued interrupted service. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord reasonably determines that Tenant is using a disproportionate amount of any utility service (whether or not separately metered), then Landlord, at its election, may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, and/or (ii) install, at Tenant's expense, a separate meter to measure the utility service supplied to the Premises. Any interruption or cessation of utilities resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Project, shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof; provided, however, that if (1) an interruption of the Project services occurs, (2) such interruption prevents Tenant from occupying, and Tenant does not occupy, all or a material portion of the Premises for the Permitted Use for a period of at least seven (7) consecutive days, and
(3) such interruption was caused solely by the negligence or willful misconduct of Landlord, its agents or employees, then monthly Rent shall thereafter be abated until the earlier of (i) the date on which such interruption ceases or
(ii) the date on which Tenant resumes occupying all or a material portion of the Premises. Such abatement shall be in proportion to the ratio that the amount of rentable square feet of the Premises that Tenant is prevented from occupying and does not occupy for the Permitted Use bears to the total rentable square feet of the Premises; provided, however, that if the portion of the Premises that Tenant is prevented from occupying and does not occupy for the Permitted Use is so significant as to prevent Tenant from conducting business in the Premises, then the full amount of monthly Rent shall be abated during the abatement period described in the preceding sentence. Tenant acknowledges and agrees that the abatement set forth in this Section shall be its sole remedy in the event of a cessation or interruption in the provision of Project services, and Tenant shall not have any right to offset or deduct any costs or expenses incurred by Tenant in connection therewith against Rent.

     5. ALTERATIONS AND REPAIRS.

     5.1 Landlord's Consent and Conditions.

     (a) Tenant shall not make any improvements or alterations to the Premises (the "Alterations") without in each instance submitting plans and specifications for the Alterations to Landlord and obtaining Landlord's prior written consent. Tenant shall pay Landlord's standard charge (or, if Landlord does not have a standard charge, then Landlord's actual costs incurred) for review of all of the plans and all other items submitted by Tenant. Landlord will be deemed to be

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acting  reasonably  in  withholding  its consent for any  Alterations  which (i)
impacts the base structural components or the Building Systems, (ii) impacts any other tenant's premises, (iii) is visible from outside the Premises, or (iv) would utilize building materials or equipment which are inconsistent with Landlord's standard building materials and equipment for the Project.

     (b) Tenant shall pay for the cost of all Alterations, including the cost of any and all approvals, permits, fees and other charges which may be required as a condition of performing such Alterations.

     (c) The following requirements shall apply to all Alterations:

          (i) At least seven (7) days before beginning any Alterations, Tenant shall furnish to Landlord (1) written notice of the expected commencement date of the Alterations to permit Landlord to post and record a notice of nonresponsibility, (2) building permits, and (3) certificates of insurance satisfactory to Landlord.

          (ii) Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Project ("Labor Disturbance"). Tenant shall take the actions necessary to resolve any Labor Disturbance, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disturbance, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Parties as a result of the above actions.

          (iii) The Alterations shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Project, and shall comply with all insurance requirements and all applicable laws, ordinances, regulations or requirements of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect (collectively, "Governmental Requirements").

          (iv) Tenant shall perform all Alterations so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

          (v) Tenant shall perform all Alterations in compliance with any reasonable "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time the Alterations is performed.

          (vi) All Alterations shall be performed only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that (1) Landlord may, in its sole discretion, specify engineers, general contractors,

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     subcontractors,  and  architects  to perform  work  affecting  the Building
     Systems; and (2) if Landlord consents to any Alterations that requires work to be performed outside the Premises, Landlord may elect to perform such work at Tenant's expense.

          (vii) Tenant shall permit Landlord to supervise all Alterations, including, without limitation, the right (but not an obligation) to inspect the construction work during the progress thereof, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved by Landlord; provided, however, that no such inspection shall be deemed to create any liability on the part of Landlord, or constitute a representation by Landlord or any person hired to perform such inspection that the work so inspected conforms with such plans or complies with any Governmental Requirements, and no such inspection shall give rise to a waiver of, or estoppel with respect to, Landlord's continuing right at any time or from time to time to require the correction of any faulty work or any material deviation from such plans.

          (viii) Tenant shall reimburse Landlord for actual and reasonable costs incurred by Landlord in connection with its management and supervision of the progress of the Alterations; provided, however, that Tenant shall have no obligation to pay Landlord under this Section 5.1(c)(viii) in the case of Alterations costing less than Twenty-Five Thousand Dollars ($25,000.00).

          (ix) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation related to the Alterations, including any other information required under any "Policies, Rules and Procedures for Construction Projects" which may be in effect at the time.

     5.2 No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (a) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (b) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (c) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall constitute Additional Rent payable by Tenant on demand.

     5.3 Ownership of Improvements. All Alterations as defined in this Section 5, partitions, related hardware, and all other improvements and all fixtures, except trade fixtures, furniture and other personal property (which shall remain Tenant's property), constructed in the Premises by either Landlord or Tenant,
(a) shall, subject to Tenant's right to use and depreciate (to the extent paid for by Tenant) the same during the Term, become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (b) shall, at Landlord's option, either (i) be surrendered to Landlord with the Premises at the termination of this Lease or of Tenant's right

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to possession, or (ii) be removed in accordance with Section 14 below; provided, however, that if Tenant's request for Landlord's approval of any proposed Alterations contains a request, in all capital letters, that Landlord identify any portion of such Alterations that Landlord will require Tenant to remove as provided above, then Landlord will, at the time it approves such Alterations, identify such portion of the Alterations, if any, that Landlord will require Tenant to so remove.

     6. USE OF PREMISES.

     6.1 Limitation on Use. Tenant shall use the Premises only for the Permitted Use stated in the Schedule and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste to occur in, on, or about the Project, or allow any offensive noise or odor in or around the Project. At the end of each business day, or more frequently if necessary, Tenant shall deposit all garbage and other trash (excluding any inflammable, explosive and/or hazardous materials) in trash bins or containers approved by Landlord in locations designated by Landlord from time to time. If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act ("ADA") or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Premises under such laws.

     6.2 Signs. Tenant shall not place on any portion of the Premises any sign, placard, lettering, banner, displays, graphic, decor or other advertising or communicative material which is visible from the exterior of the Premises without Landlord's prior written approval. Any approved signs shall strictly conform to all Governmental Requirements, any CC&R's recorded against the Project, and Landlord's signage standards in effect at the time, and shall be installed and removed at Tenant's expense. Tenant, at its sole expense, shall maintain such signs in good condition and repair during the Term. Prior to the expiration or earlier termination of this Lease, Tenant at its sole cost shall remove all of its exterior signage and repair any and all damage caused to the Buildings and/or Project (including and fading or discoloration) by such signs and/or the removal of such signs from the Building and/or Project.

     6.3 Parking. Tenant shall have the non-exclusive right to park in the Project's parking facilities in common with other tenants of the Project upon terms and conditions, as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities (i.e., use more than the number of unassigned parking stalls indicated on the Schedule) and agrees to cooperate with Landlord and other tenants in the Project in the use of the parking facilities. Landlord reserves the right in its reasonable discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking passes among Tenant and the other tenants in the Project. Tenant's use of the parking facilities shall be at no charge, provided that

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Landlord  shall have the right to charge Tenant the portion that Landlord  deems allocable to Tenant of any charges (e.g., fees or taxes) imposed by the Regional Air Quality Control Board or other governmental or quasi-governmental agency in connection with the parking facilities (e.g., in connection with operation or use of the parking facilities). Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or if any parking charges are imposed as a result of) any moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations and Tenant not being in default under this Lease. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict
access  to  the  Project   parking   facility  for  purposes  of  permitting  or
facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Section 6.3 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.

     6.4 Prohibition Against Use of Roof and Structure of Buildings.


     (a) Except as otherwise provided in this Lease, Tenant shall be prohibited from using all or any portion of the roof of the Buildings or any portion of the structure of the Buildings during the Term of this Lease (or any extensions thereof) for any purposes (including without limitation for the installation, maintenance and repair of a satellite dish and/or other telecommunications equipment), without Landlord's prior written consent, which Landlord may withhold in its sole and absolute discretion. Notwithstanding the foregoing, (a) Landlord shall grant Tenant with reasonable access to the roof of the Buildings as may be reasonably necessary to allow Tenant to perform its HVAC and other maintenance obligations hereunder, provided that such access shall be subject to any reasonable rules and restrictions that Landlord may impose from time to time; and (b) Tenant may, subject to Landlord's reasonable installation, use and removal requirements, use the roof for the installation and maintenance of surveying and GPS equipment and monitors (including, without limitation, cable and antenna connections) to service Tenant's business in the Premises. Landlord has made no representations or promise as to the suitability or effectiveness of any part of the roof for Tenant's proposed use, or as to any Governmental Requirements applicable to Tenant's proposed use.

     (b) Tenant shall submit to Landlord Tenant's plans and specifications for the rooftop equipment, which must include, without limitation, the design, size and features of the rooftop equipment and mounting structure, floor and power load requirements, cabling installations, the means of affixing or mounting the rooftop equipment, and the means of connecting the rooftop equipment to the Building's electrical system and to the Premises. Tenant acknowledges and agrees

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that Tenant's use of any portion of the roof of the Building shall be subject to
Landlord's  reasonable approval of location,  plans and installation pursuant to
Section 5 of this Lease and such rules and regulations as Landlord may prescribe, including, without limitation, with regard to (a) the location, size, type and methods of installation of the proposed rooftop equipment, (b) requirements to prevent electrical, electromagnetic, radio frequency or other interference with other telecommunication equipment on or about the Project, (c) restrictions on penetration of the roof surface, (d) rooftop access rights, and
(e) removal requirements upon the expiration or earlier termination of this Lease.

     (c) Nothing herein shall limit or restrict Landlord's rights under Section 11.13, or require Landlord to obtain Tenant's consent prior to exercising such rights.

     (d) For the avoidance of doubt, Landlord acknowledges that, subject to the foregoing and other applicable provisions of this Lease, Tenant may install and maintain a GPS system and related equipment upon the roof of each Building to the extent necessary to the operation of Tenant's business in the Premises.

     7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.

     7.1 Compliance in Premises. Tenant shall, at its sole cost and expense, (1) comply with all Governmental Requirements; with any occupancy certificate issued for the Premises; and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relates to or affects the condition, use or occupancy of the Premises; and (2) take all proper and necessary action to cause the Premises, including any repairs, replacements, alterations and improvements thereto, to be maintained, constructed, used and occupied in compliance with applicable Governmental Requirements, including any applicable code and ADA requirements, whether or not such requirements are based on Tenant's use of the Premises, and further to assume all responsibility to ensure that the Premises continues to comply with all Governmental Requirements, including applicable code and ADA requirements, throughout the Term. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Section 7.1. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

     7.2 Compliance in Common Areas. Subject to reimbursement as an Operating Cost as provided in Section 2 above, Landlord shall perform any work required under any applicable Governmental Requirements, including the ADA, to be performed in the common areas of the Project, except that Tenant shall be solely responsible for all such compliance work which is required as a result of Tenant's use or activities or which relate to the initial Tenant Improvements or Tenant's proposed alterations or repairs. With respect to any code compliance work required outside the Premises for which Tenant is responsible hereunder, Landlord shall have the right to perform such work, or require that Tenant perform such work with contractors, subcontractors, engineers and architects approved by Landlord; and if Landlord elects to perform such work outside the Premises, Tenant shall reimburse Landlord for the cost of such work within ten
(10) days following receipt of invoices  therefor.  Except as expressly provided

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in this Lease, Landlord makes no representations or warranties regarding whether the Project or the Premises complies with applicable Governmental Requirements as of the date of this Lease.

     7.3 Rules and Regulations. Tenant shall also comply with all reasonable rules for the Project which may be established and amended from time to time by Landlord. The present rules and regulations are contained in Exhibit B. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and any other tenants in the Project under leases containing rules and regulations similar to this Lease. If Tenant performs alterations or repairs, Tenant shall comply with the provisions of Section 5 of this Lease.

     8. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

     8.1 Waiver of Claims. Neither Landlord nor the other Landlord Parties (as defined below) shall be liable to Tenant or to any Tenant Parties (as defined below), and Tenant waives all claims against Landlord and such other Landlord Parties, for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises or Project by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, basement or other portion of the Premises or Project, except only, with respect to any Landlord Party, to the extent such injury, death or damage is caused by the gross negligence or willful misconduct of such Landlord Party and not covered by the insurance required to be carried by Tenant hereunder or except to the extent such limitation on liability is prohibited by law. The provisions of this
Section 8.1 shall survive the expiration or earlier termination of this Lease until all claims within the scope of this Section 8.1 are fully, finally, and absolutely barred by the applicable statutes of limitations.

     8.2 Indemnification.

     (a)  Tenant  shall  indemnify,   protect,  defend  (by  counsel  reasonably
satisfactory to Landlord) and hold harmless Landlord and its officers, directors, employees and agents (each, a "Landlord Party" and collectively, the "Landlord Parties"), and each of them, against any and all obligations, losses, claims, actions (including remedial or enforcement actions of any kind and administrative or judicial proceedings, suits, orders or judgments), causes of action, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys' and consultants' fees and expenses) (collectively, "Claims") arising from any of the following, including, but not limited to, Claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives, for the benefit of the Landlord Parties, any immunity to which Tenant may be entitled under any worker's compensation laws: (i) any cause in, on or about the Premises, (ii) any act or omission or negligence of Tenant or any person or entity claiming by or through Tenant (including any assignee or subtenant), or any of their respective members, partners, employees, contractors, agents, customers, visitors, licensees or other persons in or about the Project by reason of Tenant's occupancy of the Premises (each a "Tenant Party" and, collectively, "Tenant Parties"), or (iii) Tenant's breach of its obligations under this Lease, either

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prior to, during, or after the expiration of the Lease Term (including,  without limitation,  Tenant's  failure to  surrender  the  Premises in  accordance  with
Section 14 below); provided, however, that, with respect to any Landlord Party, Tenant's obligations under this Section shall be inapplicable to the extent such Claims arise from the gross negligence or willful misconduct of such Landlord Party and are not covered by the insurance required to be carried by Tenant hereunder, or to the extent such obligations are prohibited by applicable law.

     (b) Tenant's duty to defend Landlord and the other Landlord Parties under this Section 8.2 is separate and independent of Tenant's duty to indemnify the Landlord Parties. The duty to defend includes claims for which the Landlord Parties may be liable without fault or strictly liable. The duty to defend applies regardless of whether the issues of negligence, liability, fault, default, or other obligation on the part of Tenant Parties have been determined. The duty to defend applies immediately, regardless of whether any Landlord Parties have paid any sums or incurred any detriment arising out of or relating (directly or indirectly) to any Claims. The parties expressly intend that Landlord Parties shall be entitled to obtain summary adjudication or summary judgment regarding Tenant's duty to defend the Landlord Parties at any stage of any claim or suit within the scope of this Section.

     (c) Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this
Section 8.2 are fully, finally, and absolutely barred by the applicable statutes of limitations.

     8.3 Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

     (a) Commercial General Liability Insurance, with (i) Contractual Liability including the indemnification provisions contained in this Lease, (ii) a severability of interest endorsement, and (iii) limits of not less than Five Million Dollars ($5,000,000) combined single limit per occurrence, not less than Five Million Dollars ($5,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

     (b) Special Causes of Loss (ISO form CP 10 30 10/00 or its substantive equivalent) Insurance covering the replacement cost of all leasehold improvements, trade fixtures and personal property in or on the Premises, with a deductible not greater than Twenty-Five Thousand Dollars ($25,000.00).

     (c) Business Income insurance and extra expense coverage with coverage amounts that shall reimburse Tenant for all rental, expense and other payment obligations of Tenant under this Lease for a period of not less than one (1) year.

     (d) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

               Each Accident:            $500,000
               Disease--Policy Limit:    $500,000
               Disease--Each Employee:   $500,000

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     Tenant's insurance shall be primary and not contributory to that carried by
Landlord, its agents, or mortgagee. Landlord, Landlord's building manager, if any, and, if Landlord requests, any Security Holder (as defined in Section 16.1 below), shall be named as additional insureds under the insurance required of the Tenant in Section 8.3(a). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the State of California. Such insurance companies shall have a A.M. Best rating of A VI or better.

     (e) Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

          (i) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

          (ii) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

           Each Accident:             $500,000
           Disease--Policy Limit:     $500,000
           Disease--Each Employee:    $500,000

     Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents. Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, Landlord's building manager, if any, and, if Landlord requests, any Security Holder shall be named as additional insured on Tenant's contractor's insurance policies.

     8.4 Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

     8.5 Landlord's Insurance. Subject to reimbursement as an Operating Cost in accordance with the provisions of Section 2 hereof, Landlord shall procure and maintain in effect throughout the Term of this Lease commercial general liability insurance, property insurance and/or such other types of insurance as Landlord reasonably deems necessary or advisable to carry. Such coverages shall be in such amounts, from such companies and on such other terms and conditions as Landlord may from time to time reasonably determine, and Landlord shall have the right, but not the obligation, to change, cancel, decrease or increase any insurance coverages in respect of the Buildings, add additional forms of insurance as Landlord shall deem reasonably necessary, and/or obtain umbrella or other policies covering both the Buildings and other assets owned by or

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associated  with  Landlord or its  affiliates,  in which event the cost  thereof shall be equitably allocated.

     8.6 Waiver of Subrogation. Landlord and Tenant hereby waive and release any and all rights of recovery against the other party, including officers, employees, agents and authorized representatives (whether in contract or tort) of such other party, that arise or result from any and all loss of or damage to any property of the waiving party located within or constituting part of the Buildings, to the extent of amounts payable under a standard ISO Commercial Property insurance policy, or such additional property coverage as the waiving party may carry (with a commercially reasonable deductible), whether or not the party suffering the loss or damage actually carries any insurance, recovers under any insurance or self-insures the loss or damage. Each party shall have their property insurance policies issued in such form as to waive any right of subrogation as might otherwise exist. This mutual waiver is in addition to any other waiver or release contained in this Lease.

     9. FIRE AND OTHER CASUALTY.

     9.1 Termination. If a fire or other casualty causes damage to the Premises, and sufficient insurance proceeds will be available to Landlord to cover the cost of restoration, Landlord shall engage a registered architect to estimate, within one (1) month of the casualty, to both Landlord and Tenant the amount of time needed to restore the Premises to tenantability, using standard working methods without the payment of overtime and other premiums. If the time needed exceeds nine (9) months from the date of the casualty, or two (2) months therefrom if the casualty occurred during the last twelve (12) months of the Lease, then either Landlord or Tenant may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's estimate. If sufficient insurance proceeds will not be available to Landlord to cover the cost of restoration to the Premises, Landlord may terminate this Lease by written notice to Tenant. Any termination pursuant to this Section 9.1 shall be effective thirty (30) days from the date of such termination notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been rendered untenantable as a result of the casualty (except to the extent that (a) the casualty was caused by the gross negligence or intentional misconduct of Tenant, its agents, employees, contractors, subtenants or assignees, or (b) provided the same does not result from Landlord's breach of its obligations under Section 8.5 above, Landlord does not receive insurance proceeds sufficient to cover the rent interruption during such period).

     9.2 Restoration. If a casualty causes damage to the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Premises to substantially their prior condition, except for modifications required by then applicable Governmental Requirements; provided, however, that, within ten (10) days following notice to Tenant from Landlord (whether or not this Lease is terminated pursuant to Section 9.1 above), Tenant shall irrevocably and unconditionally assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 8.3(b) above which pertain to the repair and restoration of the leasehold improvements in the Premises, including any leasehold improvements performed by or on behalf of Tenant pursuant to
Section  5  above;  and  provided  further,  that  if the  cost  of  repair  and

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restoration by Landlord of the leasehold  improvements  in the Premises  exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the cost of such repair and restoration shall be promptly paid by Tenant to Landlord, but in any event prior to Landlord's commencement of repair of the damage. Notwithstanding the foregoing, Landlord shall have no obligation with respect to, and if Landlord elects or is required to perform any restoration hereunder, Tenant shall be responsible for and shall, repair and replace at its sole cost all of Tenant's equipment, furniture, trade fixtures and other personal property in the Premises, including, without limitation, any telecommunications wires, cables and related devices located in or serving the Premises. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that (a) the casualty was caused by the gross negligence or intentional misconduct of Tenant, its agents, employees, contractors, subtenants or assignees, (b) Landlord is delayed in completing the repair or restoration as a result of any act, omission, neglect or failure of Tenant or any of Tenant's agents, employees, contractors or subcontractors or (c) provided the same does not result from Landlord's breach of its obligations under Section 8.5 above, Landlord does not receive insurance proceeds sufficient to cover the rent
interruption   during  such  period.   Tenant  shall  not  be  entitled  to  any
compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's personal property and trade fixtures or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

     10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof that is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then Tenant may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award; provided, however, that (a) the foregoing shall not be deemed to prohibit Tenant from filing a separate claim at its sole cost and expense for an award or portion thereof separately designated for (i) relocation costs, and (ii) moving expenses, and (b) Tenant shall be entitled to the unamortized portion of the value of all Alterations performed in the Premises by Tenant during the Term (such amortization to be calculated on a straight-line basis over the Term of this Lease, without regard to any future extension terms as of the date of the Taking). All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

     11. RIGHTS RESERVED TO LANDLORD.

     Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to Tenant of any kind:

     11.1 Name. To change the name of the Project.

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     11.2 Signs.  To install,  modify and/or  maintain any signs on the exterior and in the interior of the Buildings or on the Project, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Premises.

     11.3 Window Treatments. To approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Premises or any interior common area.

     11.4 Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises, subject to Section 11.5 below. Tenant shall not alter or add any lock or bolt without Landlord's prior written consent.

     11.5 Access. To have access to the Premises with twenty-four hours' prior notice (except in the case of an emergency, in which case Landlord shall have the right to immediate access) to inspect the Premises, to post notices of non-responsibility in connection with any Alterations, to make repairs, alterations, additions or improvements to the Premises, and to perform any other obligations of Landlord hereunder, all without abatement of Rent. Landlord shall, subject to Tenant's compliance with its obligations pursuant to this
Section 11.5, follow Tenant's commercially reasonable security requirements in connection with any entry by Landlord into the Premises. If Tenant requires that all persons entering the Premises shall be attended by a representative of Tenant, Tenant shall make a representative available upon 24 hours' prior telephone notice by Landlord. In the event of an emergency, however, Landlord shall use good-faith efforts to follow Tenant's security requirements, but Landlord will be required to give only such notice that it in good faith believes is feasible under the circumstances and need not wait to be accompanied by Tenant or its employees or representatives (although these parties may still accompany Landlord if they are available and wish to do so).

     11.6 Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

     11.7 Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Premises of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk. Landlord's approval under this Section 11.7 shall not be unreasonably withheld, conditioned or delayed. In determining whether to grant such approval, Landlord may (i) elect to retain a structural consultant to review the impact, if any, of any such heavy articles on the Project, and Tenant shall reimburse Landlord for all costs associated with such structural review, or (ii) require Tenant to provide Landlord with documentation reasonably satisfactory to Landlord and prepared by a structural consultant that the heavy article will not result in any damage to the Project. Without limiting the grounds upon which Landlord may reasonably withhold its approval under this Section, it shall be reasonable for Landlord to withhold its approval if, in Landlord's reasonable opinion, the heavy article will damage any portion of the Project.

     11.8 Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, mortgagees, investors, rating agencies or others at

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any reasonable time,  provided that Landlord gives no less than twenty-four (24)
hours' prior notice to Tenant and such showing does not materially interfere with Tenant's use of the Premises.

     11.9 Intentionally Omitted

     11.10 Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within a reasonable time after such receipt or collection a check equal to the amount sent by Tenant.

     11.11 Repairs and Alterations. To make repairs or alterations to the Project, to close entrances, doors, corridors, elevators and other facilities in the Project or to temporarily suspend services or use of common areas in the Project. Landlord may perform any such repairs or alterations during ordinary business hours. Landlord may do or permit any work on any nearby building, land, street, alley or way. Notwithstanding any provision in the foregoing to the contrary, Landlord shall make commercially reasonable efforts to give Tenant at least twenty-four (24) hours' prior notice (which may be written or verbal) of any scheduled repair or alteration to be made by Landlord to the Project that may materially interfere with Tenant's access to, or operation of business in, the Premises; provided, however, that in the event of an emergency, Landlord shall provide such notice as is reasonable under the circumstances.

     11.12 Intentionally Omitted

     11.13 Use of Roof. To install, operate, maintain and repair any satellite dish, antennae, equipment, or other facility on the roof of each Building or to use the roof of the Buildings in any other manner, or to allow any entity selected by Landlord to undertake the foregoing, provided that such installation, operation, maintenance, repair or use does not unreasonably interfere with Tenant's use of the Premises or Tenant's installation and maintenance of a GPS system and related equipment pursuant to Section 6.4 above.

     11.14 Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Buildings and the Project.

     12. EVENTS OF DEFAULT.

     12.1 Tenant's Default. The occurrence of any one or more of the following events (each, an "Event of Default") shall constitute a breach of this Lease by
Tenant:

     (a) Tenant fails to pay any Rent when due and such failure continues for five (5) days or more following Landlord's notice of such failure.

     (b)   Tenant   fails  to  perform   its   obligations   under   Section  16
(Subordination), Section 17 (Assignment and Sublease), Section 19 (Estoppel Certificate) or Section 28 (Hazardous Substances).

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     (c) Tenant (i) abandons the Premises,  or (ii) vacates the Premises without providing a commercially reasonable level of security, or without providing reasonable assurances to minimize potential vandalism.

     (d) Tenant fails to perform any obligation to Landlord under this Lease other than those described in Sections 12.1(a), 12.1(b) or 12.1(c) above, and such failure continues for ten (10) days after written notice from Landlord or Landlord's agent, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure.

     (e) One of the following credit defaults occurs:

          (i) Tenant (or any guarantor of Tenant's obligations hereunder) commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant (or the guarantor) or for any substantial part of its property, or any such proceeding is commenced against Tenant (or the guarantor) and either remains undismissed for a period of thirty (30) days or results in the entry of an order for relief against Tenant (or the guarantor) which is not fully stayed within seven (7) days after entry;

          (ii) Tenant (or any guarantor of Tenant's obligations hereunder) becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

          (iii) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

     (f) Tenant fails to cure any default under the Other Lease (as defined in Section 1.4 above), within any applicable times permitted under the Other Lease (and any Event of Default under this Lease shall, at Landlord's election, constitute a default under the Other Lease).

     Tenant acknowledges and agrees that, notwithstanding the foregoing provisions of this Section 12, Tenant shall be in default for purposes of
Section 1161 of the California Code of Civil Procedure immediately following Tenant's failure to perform or comply with any covenants, agreements, terms or conditions of this Lease to be performed or observed by Tenant, including, without limitation, Tenant's failure to pay Rent when due, and that any notices required to be given by Landlord under this Section 12 shall, in each case, be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure, and shall be deemed to satisfy the requirement, if any, that notice be given pursuant to such section.

     12.2 Landlord Defaults. Landlord shall be in default hereunder if Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. Except as expressly provided in this Lease or except in the case of

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constructive eviction (as evidenced by a final, unappealable judgment by a court of competent jurisdiction), in no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, Tenant will give notice and a reasonable time to cure any default by Landlord to any holder of a mortgage or deed of trust encumbering Landlord's interest in the Project of which Tenant has been given notice. Notwithstanding anything contained herein to the contrary, Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any prevention, delay, stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuels, energy or reasonable substitutes therefor, governmental restrictions, regulations, controls, actions or inaction, civil commotion, fire or other acts of god, national emergency, acts of war or terrorism or any other cause of any kind beyond the reasonable control of Landlord (except financial inability).

     13. LANDLORD REMEDIES. UPON ANY EVENT OF DEFAULT BY TENANT (WITHIN THE MEANING OF SECTION 12.1 ABOVE), LANDLORD SHALL HAVE THE FOLLOWING REMEDIES, IN ADDITION TO ALL OTHER RIGHTS AND REMEDIES PROVIDED BY LAW OR OTHERWISE PROVIDED IN THIS LEASE, TO WHICH LANDLORD MAY RESORT CUMULATIVELY OR IN THE ALTERNATIVE:

     13.1 Termination of Lease. Landlord may elect by notice to Tenant to terminate this Lease, in which event, Tenant shall immediately vacate the Premises and deliver possession to Landlord.

     13.2 Civil Code Section 1951.4 Remedy. Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code
Section  1951.4,  to recover  all rent as it becomes  due under this  Lease,  if
Tenant has the right to sublet or assign, subject only to reasonable limitations. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

     13.3 Lease Termination Damages. If Landlord elects to terminate this Lease, then this Lease shall terminate on the date for termination set forth in such notice. Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant. On termination, Landlord has the right to recover from Tenant as damages:

     (a) The worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

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     (b) The worth at the time of award of the amount by which the  unpaid  Rent and other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

     (c) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

     (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

     (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

     The "worth at the time of award" of the amounts referred to in Sections 13.3(a) and 13.3(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in
Section 13.3(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any Event of Default by Tenant hereunder.

     13.4 Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity, including, without limitation, the remedy described in California Civil Code Section 1951.4 (pursuant to which Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due if Tenant has the right to sublet or assign the Lease, subject to reasonable limitations). Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. The possession of Tenant's funds, negotiation of Tenant's negotiable instruments, or acceptance of Tenant's payment by Landlord or its agents shall not constitute a waiver of any breach by Tenant, and if such possession, negotiation or acceptance occurs after Landlord's notice to Tenant, or termination of this Lease or of Tenant's right to possession, such possession, negotiation or acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's

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account as reasonably may be required to cure or mitigate any default by Tenant.
Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the Interest Rate until paid.

     13.5 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY WAIVES TRIAL BY JURY IF ANY LEGAL PROCEEDING IS BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN CALIFORNIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM. THE PROVISIONS OF THIS SECTION 13.5 SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

     14. SURRENDER. Upon the expiration or earlier termination of this Lease for any reason, Tenant shall surrender the Premises to Landlord in its condition existing as of the date Landlord delivers possession of the Premises to Tenant, normal wear and tear and damage by fire or other casualty excepted, with all interior walls repaired and repainted if marked or damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm acceptable to Landlord, and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises and the Project all of Tenant's trade fixtures, furniture, moveable equipment and other personal property, and any Alterations which Landlord elects to be removed pursuant to Section 5.3, and shall restore the Premises to its condition prior to their installation, including, without limitation, repairing all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election: (a) conveyed such property to Landlord without compensation or (b) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects to consider such property abandoned, Tenant shall be liable to Landlord for the costs of: (i) removal of any such Alterations or personal property, (ii) storage, transportation, and disposition of the same, and (iii) repair and restoration of the Premises, together with interest thereon at the Interest Rate from the date of expenditure by Landlord.

     15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent which Landlord may withhold in its sole and absolute discretion. If, however, Tenant retains possession of any part of the Premises after the Term, Tenant shall become a tenant at sufferance only, for the entire Premises upon all of the terms of this Lease as might be applicable to such tenancy, except that, if Landlord, at Landlord's sole option, permits Tenant to remain in the Premises as a month-to-month tenant, such tenancy shall be upon all of the terms of this Lease, including without limitation, with respect to the payment of Additional Rent, except that Tenant shall pay (a) for the first ninety (90) days of such holding over, Base Rent equal to one hundred twenty-five percent (125%) of the Market Rate (as defined in Section 31.3 below) for the Premises (as reasonably determined by Landlord); and (b) thereafter, Base Rent equal to one hundred fifty percent (150%) of the of the Market Rate (as defined in Section 31.3 below), computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also protect, defend, indemnify and hold Landlord harmless from and against all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

     16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

     16.1 Subordination. Subject to the provisions of Section 16.5 below, this Lease shall be subordinate to any present or future ground lease or mortgage (each a "Superior Interest") respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee (a "Security Holder"), as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or such Security Holder, Tenant shall within ten (10) days after the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its sole option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant.

     16.2 Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the Security Holder or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such Security Holder or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such Security Holder or purchaser. The Security Holder or purchaser shall be liable as Landlord only during the time such Security Holder or purchaser is the owner of the Project. At the request of Landlord or any Security Holder, Tenant shall execute and deliver within ten (10) days after the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

     16.3 Security Deposit. Any Security Holder shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit, if any, is received by such Security Holder.

     16.4 Notice and Right to Cure. Tenant agrees to send by registered or certified mail to any Security Holder identified in a notice from Landlord to Tenant, a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but any Security Holder begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then such Security Holder shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

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     16.5  Non-Disturbance  Agreement.  With respect to any Superior Interest to which this Lease is now or shall hereafter become subordinate, Landlord shall obtain from the Security Holder, for the benefit of Tenant, a non-disturbance agreement, in the customary form of such Security Holder, providing generally that as long as Tenant is not in default under this Lease, this Lease will not be terminated if such Security Holder acquires title to the Buildings or Project by reason of foreclosure proceedings, acceptance of a deed in lieu of foreclosure, or termination of the leasehold interest of Landlord, provided that Tenant attorns to such Security Holder in accordance with its requirements.

     16.6 Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "deed of trust"; "mortgagee" shall include "trustee", "beneficiary" and the mortgagee of any ground lessee; and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

     17. ASSIGNMENT AND SUBLEASE.

     17.1 In General. Subject to the provisions of Section 17.5 below, Tenant shall not, without Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), in each case: (a) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (b) sublet any part of the Premises, or (c) permit anyone other than Tenant and its employees to occupy any part of the Premises (all of the foregoing are hereinafter sometimes referred to individually as a "Transfer", and collectively as "Transfers", any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee", and any person by whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferor"). Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any Transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent Transfer. Tenant shall pay all of Landlord's actual attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in considering any proposed Transfer, up to a maximum amount of Two Thousand Five Hundred Dollars ($2,500.00) per proposed Transfer (unless there is a dispute in connection with the proposed Transfer, in which event the provisions of Section 25.26 below shall apply). Subject to the provisions of Section 17.5 below, any Transfer without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet or otherwise Transfer the entire Premises to any party other than a Permitted Transferee (as defined below), any rights of Tenant to renew this Lease, to extend the Term or to lease additional space in the Project shall be extinguished thereby and will not be transferred to the Transferee, all such rights being personal to the Tenant named herein. In addition, Tenant shall not, without Landlord's prior written consent, which Landlord may withhold in its sole discretion, mortgage, pledge or encumber this Lease, the term or estate hereby granted or any interest hereunder.

     17.2 Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed Transfer. It shall be reasonable for Landlord to withhold its consent to any Transfer if (a) an Event of Default exists under this Lease, (b) the proposed Transferee is a tenant in the Project, an affiliate of such a tenant, or is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding Tenant's request for consent to lease space in the Project or in another project owned by Landlord in the vicinity of the Project, (c) the financial responsibility, nature of business, and character of the proposed Transferee are not all reasonably satisfactory to Landlord, (d) in the reasonable judgment of Landlord the purpose for which the Transferee intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Project or are in violation of the terms of this Lease or any other leases in the Project, (e) the proposed Transferee is a government entity, or (f) the proposed effective rent under the sublease or other Transfer is less than eighty percent (80%) of the effective rent then being quoted by Landlord for comparable space in the Project for a comparable term, calculated using a present value analysis; provided, however, that if no comparable space in the Project is available for lease for a comparable term at the time of the proposed Transfer, then the foregoing restriction on the proposed effective rent under the sublease or other Transfer shall be inapplicable. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

     17.3 Procedure.

     (a) Tenant shall notify  Landlord of any proposed  Transfer at least thirty
(30) days prior to its proposed effective date. The notice (the "Transfer Notice") shall include the name and address of the proposed Transferee, its corporate affiliates in the case of a corporation and its partners in the case of a partnership, a description of the portion of the Premises that is subject to the Transfer (the "Transfer Premises"), a calculation of the Transfer Premium (as defined in Section 17.5 below) payable in connection with the Transfer, an executed copy of the proposed Transfer agreement, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed Transferee (including, without limitation, the most recent financial statements for the proposed Transferee). Landlord shall approve or disapprove of the proposed Transfer within fifteen (15) days (the "Review Period") after Landlord's receipt of the applicable Transfer Notice. If Landlord fails to notify Tenant in writing of such approval or disapproval within such Review Period, Landlord shall be deemed to have disapproved such Transfer; provided, however, that if, within five (5) business days after the Review Period, Tenant furnishes Landlord with a second Transfer Notice (the "Second Transfer Notice"), which specifies that "Landlord's failure to respond to this Transfer Notice shall constitute Landlord's approval of the proposed Transfer", then Landlord's failure to approve or disapprove the proposed Transfer within ten (10) days after receipt of the Second Transfer Notice shall constitute Landlord's approval of the Transfer.

     (b) As a condition to the effectiveness of any assignment of this Lease, the assignee shall execute and deliver to Landlord, at least fifteen (15) days prior to the effective date of the assignment, Landlord's standard form of Consent to Assignment, providing for, among other things, an assumption of all of the obligations of Tenant under this Lease. As a condition to the effectiveness of any other Transfer, Transferee shall execute and deliver to Landlord, at least fifteen (15) days prior to the effective date of such Transfer, Landlord's standard consent form, providing, among other things, (i) the Transferee's obligation to indemnify Landlord and the other Landlord Parties consistent with Tenant's indemnification obligations in Section 8.2 above, and
(ii) the Transferee's agreement that any such Transfer shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any such Transfer, Landlord shall have the right to: (1) treat such Transfer as cancelled and repossess the Transfer Premises by any lawful means, or (2) require that the Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall default and fail to cure within the time permitted for cure under Section 12 above, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such default is cured.

     17.4 Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 50% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

     17.5 Permitted Transfers. Notwithstanding the provisions of Section 17.1 above, if Tenant is not then in default of this Lease, Tenant may assign this Lease or sublet any portion of the Premises (hereinafter collectively referred to as a "Permitted Transfer") to (a) a parent or subsidiary of Tenant, or an entity under common control with Tenant, (b) any successor entity to Tenant by way of merger, consolidation or other non-bankruptcy corporate reorganization, or (c) an entity which acquires all or substantially all of Tenant's assets (collectively, "Permitted Transferees", and, individually, a "Permitted Transferee"); provided that (i) at least ten (10) business days prior to the Transfer, Tenant notifies Landlord of such Transfer, and supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee, including, but not limited to, copies of the sublease or instrument of assignment and copies of documents establishing to the reasonable satisfaction of Landlord that the transaction in question is one permitted under this Section 17.5, (ii) at least ten (10) business days prior to the Transfer, Tenant furnishes Landlord with a written document executed by the proposed Permitted Transferee in which, in the case of an assignment, such entity assumes all of Tenant's obligations under this Lease with respect to the Transfer Premises, and, in the case of a sublease, such entity agrees to sublease the Transfer Premises subject to this Lease, (iii) in the case of a Transfer pursuant to clause (b) above, the successor entity must have a net worth (computed in accordance with generally accepted accounting principles, except that intangible assets such as goodwill, patents, copyrights, and trademarks shall be excluded in the calculation ("Net Worth")) at the time of the Transfer that is at least equal to the Net Worth of Tenant immediately prior to such Transfer, and (iv) any such proposed Transfer is made for a good faith operating business purpose and not, whether in a single transaction or in a series of transactions, be entered into as a subterfuge to evade the obligations and restrictions relating to Transfers set forth in this Section 17.

     17.6 Transfer Premium.

     (a) If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Landlord shall be entitled to receive, as Additional Rent hereunder, seventy-five percent (75%) of any Transfer Premium derived from such Transfer. As used herein, the term "Transfer Premium" means
(i)(A) in the case of an assignment, any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee on account of such assignment, and (B) in the case of any other Transfer, all rent, additional rent or other consideration paid by the Transferee to the Transferor pursuant to such Transfer in excess of the base rent and additional rent payable by such Transferor during the term of the Transfer on a per rentable square foot basis, minus (ii) (AA) any brokerage commissions (not to exceed commissions typically paid in the market at the time of such subletting or assignment) and reasonable attorneys' fees paid by Transferor in connection with the Transfer and (BB) the reasonable cost of Alterations made to the Transfer Premises at Tenant's cost to effect the Transfer (not to exceed Five Dollars ($5.00) per rentable square foot of the Transfer Premises) (collectively, "Recoverable Expenses"), unless the deduction of such Recoverable Expenses is waived by Transferor pursuant to Section 17.5(b) below. For purposes of calculating the Transfer Premium in connection with a sublease, the Recoverable Expenses shall be deducted, on an amortized basis, without interest, over the term of the sublease. Payment of the portion of the Transfer Premium due Landlord hereunder shall be a joint and several obligation of Tenant and the Transferee, and shall be made to Landlord as follows: (1) in the case of an assignment, the Transferor shall pay the portion of the Transfer Premium due to Landlord within ten (10) days after the Transferor receives the consideration described in clause (i)(A) above; and (2) in the case of any other Transfer, on the first day of each month during the term of the Transfer, the Transferee shall pay directly to Landlord seventy-five percent (75%) of the amount by which the rent, additional rent or other consideration due from the Transferee for such month exceeds (x) the base rent and additional rent payable by the applicable Transferor for said month which is allocable to the Transfer Premises, plus (y) the amortized amount of Recoverable Expenses allocated to such month, unless such Recoverable Expenses are waived by Transferor pursuant to Section 17.5(b).

     (b) Within sixty (60) days after the effective date of any Transfer, Transferor shall provide Landlord a written statement, together with reasonably detailed invoices therefor, certifying the total amount of Recoverable Expenses in connection with any Transfer and Tenant's calculation of the Transfer Premium. If Transferor fails to provide such statement and invoices to Landlord within the sixty (60) day period, Transferor shall be deemed to have waived the deduction of Recoverable Expenses in determining the Transfer Premium. Landlord or its authorized representatives shall have the right, upon at least seventy-two (72) hours' prior notice, during normal business hours, to audit the books, records and papers of Tenant, and any other Transferor, relating to a Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found to be understated, Tenant shall, within ten (10) days after demand, pay the deficiency; and, if understated by more than seven percent (7%), Tenant shall pay Landlord's costs of such audit.

     17.7 Recapture. In the case of a proposed assignment of this Lease or the sublease or other Transfer of one hundred percent (100%) of either Building A or Building B to any party other than a Permitted Transferee, Landlord may terminate this Lease as to the Transfer Premises by giving Tenant written notice (the "Recapture Notice") within thirty (30) days after Landlord's receipt of the proposed fully executed Transfer agreement submitted by Tenant for Landlord's consent. Such termination shall be effective as of the termination date set forth in Landlord's Recapture Notice, and all obligations of Landlord and Tenant under this Lease as to such terminated space shall expire as of such termination date, except those that expressly survive any termination of this Lease. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same.

     17.8 Tenant Remedies. Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under this Section 17 or otherwise has breached or acted unreasonably under this Section 17, Tenant's sole remedies shall be declaratory judgment and an injunction for the relief sought or monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right provided under California Civil Code Section 1995.310 or other applicable laws to terminate this Lease; provided, however, nothing contained in this Section 17.8 is intended to limit Tenant's rights and remedies in the event Landlord is adjudged by a court of competent jurisdiction to have acted in bad faith in withholding or delaying its consent to a proposed Transfer.

     18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released from any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

     19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days after receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that this Lease as amended to date is in full force and effect, that Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. A party's failure to deliver a certificate within the ten (10) day period set forth above shall not constitute a breach under this Lease unless such party fails to deliver such certificate within an additional ten (10) days after the delivery of a notice to such party by the other party. Tenant's failure to execute or deliver an estoppel certificate within the second ten (10) day period shall constitute an acknowledgment by Tenant that the statements included in the estoppel certificate are true and correct, without exception. Either party's failure to execute or deliver an estoppel certificate or other document or instrument required under this Section 19 within the second ten (10) day period shall be a material breach of this Lease.

     20. INTENTIONALLY OMITTED.

     21. INTENTIONALLY OMITTED.

     22. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

22.1     Landlord.  To Landlord as follows:


         CarrAmerica Realty Operating Partnership, L.P.
         1810 Gateway Drive, Suite 150
         San Mateo, CA 94404
         Attn: Market Officer

         with a copy to:

         CarrAmerica Realty Operating Partnership, L.P.
         1850 K Street, N.W., Suite 500
         Washington, D.C. 20006
         Attn: Lease Administration

         or to such other person at such other address as Landlord may designate by notice to Tenant.

22.2     Tenant.  To Tenant as follows:

         Prior to the Commencement Date:

         Trimble Navigation Limited
         759 N Mary Avenue
         Sunnyvale, CA 94085
         Attn: Real Estate Department

         With a copy to:

         Trimble Navigation Limited
         759 N Mary Avenue
         Sunnyvale, CA 94085
         Attn: General Counsel

         After the Commencement Date:

         Trimble Navigation Limited
         935 Stewart Drive
         Sunnyvale, CA 94085
         Attn: Real Estate Department

         With a copy to:

         Trimble Navigation Limited
         935 Stewart Drive
         Sunnyvale, CA 94085
         Attn: General Counsel
         or to such other person at such other address as Tenant may designate by notice to Landlord.

     Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one (1) business day in the case of overnight courier. Tenant hereby appoints as its agent to receive the service of process in any action, or any notice required by law to be given prior to the commencement of any action, for recovery of possession of the Premises or any part thereof, and to receive service of all notices hereunder (including dispossessory or distraint proceedings and notices thereunder), the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.

     23. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord, subject to all of the terms of this Lease.

     24. REAL ESTATE BROKERS. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any Claims by any other broker or third party for any payment of any kind in connection with this Lease.

     25. MISCELLANEOUS.

     25.1 Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

     25.2 Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base Rent), and except as otherwise expressly provided in this Lease, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten
(10) days after Tenant's receipt of Landlord's statement.

     25.3 Meaning of "Landlord", "Re-Entry", "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

     25.4 Time of the Essence. Time is of the essence of each provision of this Lease.

     25.5 No Option. The submission of this Lease to Tenant for review or execution does not create an option or constitute an offer to Tenant to lease the Premises on the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, and this Lease shall not become effective unless and until it has been executed and delivered by both Landlord and Tenant.

     25.6 Severability. If any provision of this Lease is determined to be invalid, illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

     25.7 Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

     25.8 Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

     25.9 No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

     25.10 Landlord's Right to Cure. If Tenant fails to perform any obligations under this Lease, Landlord may cure any such failure on Tenant's behalf and any expenses incurred shall constitute Additional Rent due from Tenant on demand by Landlord. Landlord's right to cure under this Section shall apply after applicable notice and cure periods, if any; provided, however, that Landlord may cure Tenant's failure immediately in the case of an emergency.

     25.11 Captions. The captions used in this Lease shall have no effect on the construction of this Lease.


     25.12 Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

     25.13 Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

     25.14 Entire Agreement. This Lease, together with all Exhibits, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

     25.15 Landlord's Title. Landlord's title shall always be paramount to the interest of Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

     25.16 Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Project, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Project.

     25.17 Singular and Plural; Joint and Several Liability. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together. If more than one individual or entity comprises
Tenant, the obligations imposed on each individual or entity that comprises Tenant under this Lease shall be joint and several. 25.18 No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

     25.19 Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy the Premises.


     25.20 No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

     25.21 Survival. The waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and other Landlord Parties shall survive the expiration or earlier termination of this Lease, and so shall all other obligations or agreements of Landlord or Tenant hereunder which by their terms survive the expiration or earlier termination of this Lease.

     25.22 Rent Not Based on Income. No Rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

     25.23 Project Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

     25.24 Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12.1, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within ten (10) days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2.4(b). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above. Notwithstanding the provisions of this Section 25.24 to the contrary, no late charge shall be assessed the first time during any Lease Year that Rent is not paid on the date on which it is due and payable, so long as Tenant shall pay any such delinquent amount within three (3) days after notice of such delinquency from Landlord.

     25.25 Tenant's Financial Statements. Within ten (10) days after Landlord's written request therefor, Tenant shall deliver to Landlord the current audited annual and quarterly financial statements of Tenant, and annual audited financial statements of the two (2) years prior to the current year's financial statements, each with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied. Notwithstanding the foregoing, as long as Tenant's financial statements are readily available over the Internet or otherwise publicly available, Tenant shall not be obligated to deliver them to Landlord hereunder.

     25.26 Attorneys' Fees. In any arbitration, quasi-judicial or administrative proceedings or any action in any court of competent jurisdiction, brought by either party to enforce any covenant or any of such party's rights or remedies under this Lease, including any action for declaratory relief, or any action to collect any payments required under this Lease or to quiet title against the other party, the prevailing party shall be entitled to reasonable attorneys' fees and all costs, expenses and disbursements in connection with such action, including the costs of reasonable investigation, preparation and professional or expert consultation, which sums may be included in any judgment or decree entered in such action in favor of the prevailing party. In addition, Tenant shall pay the attorneys' fees and other costs Landlord incurs in enforcing this Lease where an action or proceeding is not brought.

     25.27 Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, then, so long as Tenant's rights under this Lease (including, without limitation, Tenant's use and occupancy of, and access to, the Premises, parking areas, and/or Project) are not materially impaired, impeded, or otherwise materially and adversely affected, or Tenant's costs or expenses payable under this Lease materially increased, Landlord may, at its option, enter into an agreement with the owner or owners of any of the Other Improvements to provide (a) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (b) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (c) for the allocation of a portion of Operating Costs and Taxes to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (d) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (e) for any other matter which Landlord deems appropriate or necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to sell all or any portion of the Project or any other of Landlord's rights described in this Lease.

     25.28 Security. Landlord shall be the sole determinant of the type and amount of security services to be provided to the Project, if any. In all events, Landlord shall not be liable to Tenant, and Tenant hereby waives any claim against Landlord, for (a) any unauthorized or criminal entry of third parties into the Premises or the Project, (b) any damage to persons, or (c) any loss of property in and about the Premises or the Project, by or from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown, malfunction and/or insufficiency of the security services provided by Landlord.

     26. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

     27. PROJECT RENOVATIONS. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises or any part thereof and that no representations respecting the condition of the Premises have been made by Landlord to Tenant except as specifically set forth herein. However, Tenant hereby acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, including without limitation the parking and common areas, and related systems and equipment, which Renovations may include, without limitation, modifying the common areas to comply with Governmental Requirements, including regulations relating to the physically disabled, seismic conditions, and building safety and security; and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Project, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Project, which work may create noise, dust or leave debris in the Project. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions. Notwithstanding any provisions to the contrary contained herein, Landlord shall use commercially reasonable efforts in the performance of any Renovations to minimize interference with the conduct of Tenant's business in the Premises and Tenant's parking rights hereunder; and, with respect to any Renovations which could interfere with the conduct of Tenant's business in the Premises or Tenant's parking rights hereunder, Landlord shall, except in the event of an emergency, provide Tenant with at least twenty-four (24) hours' prior notice (which may be verbal and/or be sent by e-mail to Tenant's facilities manager).

     28. HAZARDOUS SUBSTANCES.

     28.1 Prohibition Against Hazardous Substances.

     (a) Except for de minimis quantities of general office supplies customarily used by office tenants in the ordinary course of their business, such as copier toner, liquid paper, glue, ink and cleaning solvents (which supplies Tenant agrees to use in compliance with all applicable Governmental Requirements), Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project without

Landlord's prior written consent, which Landlord may give or withhold in its sole discretion. Any handling, transportation, storage, treatment, disposal or use of any Hazardous Substances in or about the Project by Tenant, its agents, employees, contractors or invitees shall strictly comply with all applicable Governmental Requirements. Tenant shall be solely responsible for obtaining and complying with all permits necessary for the maintenance and operation of its business, including, without limitation, all permits governing the use, handling, storage, treatment, transport, discharge and disposal of Hazardous Substances. Tenant shall indemnify, defend and hold Landlord harmless from and against any Claims (including, without limitation, diminution in value of the Premises or the Project, damages for the loss or restriction on use of leasable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Project, Remedial Work, and sums paid in settlement of claims) which result from or arise out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant or any Tenant Parties.

     (b) Landlord shall have the right, at any time, but not more than once per calendar year (unless Landlord has reasonable cause to believe that Tenant has failed to fully comply with the provisions of this Section 28, or unless required by any lender or governmental agency), to inspect the Premises and conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 28. The reasonable costs of all such inspections, tests and investigations shall be borne solely by Tenant. The foregoing rights granted to Landlord shall not, however, create (i) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant or any Tenant Party with respect to Hazardous Substances, including, but not limited to, Tenant's operation, use or remediation thereof, or (ii) liability on the part of Landlord or any Landlord Party for Tenant's use, storage, treatment, transportation, release, or disposal of any Hazardous Substances, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

     28.2 Landlord Notification. Tenant shall promptly provide Landlord with complete copies of all documents, correspondence and other written materials directed to or from, or relating to, Tenant concerning environmental issues at the Premises or the Project, including, without limitation, documents relating to the release, potential release, investigation, compliance, cleanup and abatement of Hazardous Substances, and any claims, causes of action or other legal documents related to same. Within twenty-four (24) hours of any unauthorized release, spill or discharge of Hazardous Substances, in, on, or about the Premises or Project, Tenant shall provide written notice to Landlord fully describing the event. Tenant shall also provide Landlord with a copy of any document or correspondence submitted by or on behalf of Tenant to any regulatory agency as a result of or in connection with the unauthorized release, spill or discharge. Within twenty-four (24) hours of receipt by Tenant of any warning, notice of violation, permit suspension or similar disciplinary measure relating to Tenant's actual or alleged failure to comply with any environmental law, rule, regulation, ordinance or permit, Tenant shall provide written notice to Landlord.

     28.3 Remedial Work. If any Remedial Work is required under any Governmental Requirements as a result of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant or any Tenant Parties, then Tenant shall perform or cause to be performed the Remedial Work in compliance with Governmental Requirements or, at Landlord's option, Landlord may cause such Remedial Work to be performed and Tenant shall reimburse Landlord for the reasonable costs thereof within thirty (30) days after demand therefor. All Remedial Work performed by Tenant shall be performed by one or more contractors, selected by Tenant and reasonably approved in advance in writing by Landlord, and under the supervision of a consulting engineer selected by Tenant and reasonably approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer and Landlord's reasonable attorneys' and experts' fees and costs incurred in connection with monitoring or review of such Remedial Work.

     28.4 Environmental Questionnaire. Prior to execution of this Lease, Tenant shall complete, execute and deliver to Landlord an Environmental Questionnaire and Disclosure Statement. The completed Environmental Questionnaire shall be deemed incorporated into this Lease for all purposes, and Landlord shall be entitled to rely fully on the information contained therein. Tenant shall immediately update and resubmit to Landlord the Environmental Questionnaire if changes occur in the nature, content, handling, storage, use, treatment, transport, discharge, or disposal of the Hazardous Substances described therein. Attached hereto as Exhibit E is a form of Environmental Questionnaire to be executed in accordance with the foregoing provision.

     28.5 Survival. Tenant's obligations under this Section 28 shall survive the expiration or earlier termination of this Lease until all Claims within the scope of this Section 28 are fully, finally, and absolutely barred by the applicable statutes of limitations. If it is determined by Landlord that the condition of all or any portion of the Premises or the Project is not in compliance with the provisions of this Section 28, including, but not limited to all applicable Governmental Requirements relating to Hazardous Substances, at the expiration or earlier termination of this Lease, then Landlord, in its sole discretion, may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition required under
Section 14 above and in full compliance with the provisions of this Section 28. The burden of proof under this Section 28.5 shall be upon Tenant. For purposes of Section 14, the term "normal wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises or the Project in any manner whatsoever related directly or indirectly to Hazardous Substances. Any such holdover by Tenant shall be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to Section 15 above.

     28.6 Prior Contamination. Tenant hereby acknowledges that Landlord has informed Tenant that certain chlorinated volatile organic compounds may be present in the groundwater under the Project as of the date of this Lease (the "Prior Contamination"). Tenant hereby covenants for the benefit of Landlord that it will not use or store any chlorinated volatile organic compounds on the Premises or within the Project. Tenant agrees and acknowledges that: (a) except as expressly provided in this Lease, neither Landlord nor any of Landlord's representatives have made any representations or warranties about the environmental condition of the Project or the accuracy or completeness of any environmental reports made available to Tenant regarding the Land; (ii) Tenant is sophisticated, knowledgeable and experienced in the analysis of environmental matters and that Tenant has entered into this Lease with the intention of making and relying upon its own (or its experts') investigation of the environmental condition of the Project; and (iii) Tenant is not relying upon any representations or warranties purportedly made by Landlord or anyone acting or claiming to act on Landlord's behalf concerning the Project.

     28.7 Landlord's Remedial Work.

     (a) In the event that any Remedial Work is required by Governmental Requirements to be performed in the Project as a result of Hazardous Substances that are regulated by any local government authority, the State of California or the United States government as of the Commencement Date and that are located in the Project as of the Commencement Date ("Pre-Existing Hazardous Substances"), then, except to the extent such Remedial Work is required solely by reason of any negligent or intentional misconduct by Tenant or any Tenant Parties, Landlord shall perform or cause to be performed, at no cost to Tenant, the
Remedial Work in compliance with all Governmental Requirements. Landlord's performance of any Remedial Work shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof; provided, however, that if (i) Tenant is prevented from using all or part of the Premises as a result of Landlord's Remedial Work (an "Environmental
Interruption"), (ii) such Environmental Interruption continues for five (5) consecutive business days after Landlord's receipt of notice thereof from Tenant, and (iii) the Remedial Work is not required by reason of the use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Tenant or any Tenant Parties, then Rent payable under this Lease shall be equitably abated or reduced for such time that Tenant continues to be prevented from using all or part of the Premises in the proportion that the rentable square feet affected by the Environmental Interruption bears to the total rentable square feet of the Premises. For the avoidance of doubt, Tenant shall not be liable or responsible for Remedial Work with respect to Pre-Existing Hazardous Substances, unless and except to the extent exacerbated by the use, storage, treatment, transportation, release or disposal of any Hazardous Substances on or about the Project by Tenant or any Tenant Parties.

     (b) Landlord shall indemnify and hold Tenant harmless from any Claims to the extent any such Claim results from or arises out of the negligent use, storage, treatment, transportation, release, or disposal of any Hazardous Substances on or about the Project by Landlord, its agents, employees, or contractors. Landlord's liability under the foregoing indemnity (i) is personal to Tenant and may not be assigned to or relied upon by any third party other than a Permitted Transferee without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion, (ii) is limited to Tenant's actual, out of pocket costs incurred in connection with complying with any order of any applicable state or federal agencies relating to the remediation, removal, disposal or monitoring ("Compliance Order") of Hazardous Substances on or about the Project as a result of the negligent use, storage, treatment, transportation, release, or disposal by Landlord, its agents, employees or contractors, and to reasonable consultants fees and costs and reasonable attorneys' fees and costs incurred in defending against a proposed Compliance Order, so long as Landlord may select the attorney to defend Tenant and have sole authority to make all settlement and other decisions in regard to the proceedings, including the decision whether to challenge the Compliance Order (and any related order or action) by appeal or court challenge, and (iii) specifically excludes any claims, costs, damages or losses for personal injury, property damage, punitive damages, damage to business, lost profits, or consequential damages incurred by Tenant or any third party.

     28.8 Definition of "Hazardous Substances". "Hazardous Substances" means any hazardous or toxic substances, materials or waste which are or become regulated by any local government authority, the state in which the Project is located or the United States government, including those substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws.

     29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Project or (b) the equity interest Landlord would have in the Project if the Project were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Project (as such value is determined by an arms' length licensed appraiser reasonably acceptable to Landlord and Tenant). In no event shall Landlord's liability extend to any other property or assets of Landlord, nor shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder. Further, in no event shall Landlord be liable under any circumstances for any consequential damages or for injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill, or loss of use, however occurring.

     30. COMMUNICATIONS AND COMPUTER LINES. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the "Lines") at the Project in or serving the Premises, provided that (a) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of this Lease, (b) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion,
(c) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (d) any new or existing Lines servicing the Premises shall comply with all Governmental Requirements, and (e) Tenant shall pay all costs in connection with the foregoing. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Governmental Requirements or represent a dangerous or potentially dangerous condition. Tenant shall remove any or all Lines installed by or for Tenant within or serving the Premises upon expiration or sooner termination of this Lease. If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Section, Landlord may, after ten (10) days' written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or Governmental Requirements).

     31. OPTION TO EXTEND.

     31.1 Renewal Option. Subject to the terms and conditions set forth below, Landlord hereby grants to Tenant two (2) successive options to extend the Term of this Lease (each, a "Renewal Option") for additional periods of five (5) years each (each, a "Renewal Term"). The second Renewal Option may be exercised only if the first Renewal Option has been duly exercised. Each Renewal Term shall be upon the same terms, covenants and conditions of this Lease, including provisions regarding payment of Additional Rent, which shall remain payable on the terms herein set forth, except that (a) the Base Rent payable by Tenant during the Renewal Terms shall be as determined in accordance with Sections 31.3 and 31.4 below, (b) Tenant shall continue to possess and occupy the Premises in their existing condition, "as is" as of the commencement of each Renewal Term, and Landlord shall have no obligation to repair, remodel, improve or alter the Premises, to perform any other construction or other work of improvement upon the Premises, or to provide Tenant with any construction or refurbishing allowance whatsoever, and (c) Tenant shall have no further rights to extend the Term of this Lease after the expiration of the second Renewal Term.

     31.2 Conditions of Exercise. To exercise each Renewal Option, Tenant must deliver an unconditional binding notice to Landlord via certified mail or hand delivery not sooner than three hundred sixty-five (365) days nor later than two hundred forty (240) days prior to the then current Termination Date. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived the applicable (and any subsequent) Renewal Option.

     31.3 Market Rate Calculation. The Base Rent payable by Tenant for the Premises during each Renewal Term shall be the Market Rate (as defined below) for the Premises, valued as of the commencement of such Renewal Term, determined in the manner hereinafter provided. As used herein, the term "Market Rate" shall mean the annual amount of Base Rent that a willing tenant would pay, and that a willing landlord would accept, at arm's length, for space comparable to the Premises within the Project or other comparable first class office/R&D projects in the vicinity of the Project (the "Comparison Projects"), based upon binding lease transactions for tenants in the Comparison Projects that, where possible, commence or are to commence within six (6) months prior to or within six (6) months after the commencement of the Renewal Term ("Comparison Leases"). Comparison Leases shall include renewal and new non-renewal tenancies, but shall exclude subleases and leases of space subject to another tenant's expansion rights. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (a) the length of the Renewal Term compared to the lease term of the Comparison Leases; (b) rental structure, including, without limitation, rental rates per rentable square foot (including type, gross or net, and if gross, adjusting for base year or expense stop), additional rental, escalation provisions, all other payments and escalations; (c) the size of the Premises compared to the size of the premises of the Comparison Leases; (d) location, floor levels and efficiencies of the floor(s) for which the determination is being made; (e) free rent, moving expenses and other cash payments, allowances or other monetary concessions affecting the rental rate; (f) the age and quality of construction of the Buildings (including compliance with applicable codes on the applicable floors); and (g) leasehold improvements and/or allowances, including the amounts thereof in renewal leases, and taking into account, in the case of renewal leases (including this Lease), the value of existing leasehold improvements to the renewal tenant.

     31.4 Base Rent Determination. The Base Rent payable by Tenant for the Premises during each Renewal Term shall be determined as follows:

     (a) Not sooner than three hundred sixty-five (365) days nor later than two hundred seventy (270) days prior to the then current Termination Date, Tenant may notify Landlord of Tenant's interest in exercising a Renewal Option. If Tenant gives Landlord such notice, Landlord and Tenant shall negotiate in good faith to determine the Market Rate for the Premises for the applicable Renewal Term. If Landlord and Tenant are able to agree on such Market Rate prior to the date that that is two hundred forty (240) days prior to the then current Termination Date (the "Exercise Deadline"), then such agreement shall constitute a determination of the Market Rate for purposes of this Section, and the parties shall immediately execute an amendment to this Lease stating the Base Rent for the applicable Renewal Term. If Landlord and Tenant are unable to agree on the Market Rate for the applicable Renewal Term prior to the Exercise Deadline, Tenant may (i) exercise the applicable Renewal Option in accordance with the provisions of Section 31.2 above, in which case the determination of Market Rate shall be made in accordance with Subsections 31.4(c), (d), and (e) below, or
(ii) elect not to exercise the Renewal Option.

     (b) If Tenant does not notify Landlord of its interest in exercising the applicable Renewal Option pursuant to Section 31.4(a) above, but provides Landlord with its unconditional binding notice of exercise pursuant to Section
31.2 above, then, prior to the commencement of the applicable Renewal Term, Landlord shall deliver to Tenant a good faith written proposal of the Market Rate. Within twenty-one (21) days after receipt of Landlord's proposal, Tenant shall notify Landlord in writing (1) that Tenant accepts Landlord's proposal or
(2) that Tenant elects to submit the determination of Market Rate to arbitration in accordance with Subsections 31.4(c) through 31.4(d) below. If Tenant does not give Landlord a timely notice in response to Landlord's proposal, Landlord's proposal of Market Rate shall be binding upon Tenant. If Tenant timely elects to submit the determination of Market Rate to arbitration, Landlord and Tenant shall first negotiate in good faith in an attempt to determine the Market Rate. If Landlord and Tenant are able to agree within thirty (30) days following the delivery of Tenant's notice to Landlord electing arbitration (the "Negotiation Period") (or if Tenant accepts Landlord's initial proposal), then such agreement shall constitute a determination of Market Rate for purposes of this Section, and the parties shall immediately execute an amendment to this Lease stating the Base Rent for the applicable Renewal Term.

     (c) If Tenant exercises the Renewal Option as described in Section 31.4(a) above, or if Landlord and Tenant are unable to agree on the Market Rate within the Negotiating Period as described in Section 31.4(b) above, then within fifteen (15) days after Tenant's exercise or the expiration of the Negotiating Period, as the case may be, the parties shall meet and concurrently deliver to each other in envelopes their respective good faith estimates of the Market Rate (set forth on a net effective rentable square foot per annum basis). Each party's estimate may be more or less than such party's proposals of Market Rate, if any, made under Section 31.4(a) above. If the higher of the parties' estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with Subsections 31.4(d) and 31.4(e) below.

     (d) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent real estate broker with at least five (5) years of experience in leasing commercial office space in the metropolitan area in which the Project is located (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall select a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select an independent Qualified Appraiser and the independent Qualified Appraiser shall be the sole arbitrator. If one party shall fail to select a Qualified Appraiser within the second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

     (e) Within twenty-one (21) days after submission of the matter to the arbitrator, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected. Each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

     (f) Until the matter is resolved by agreement between the parties or a decision is rendered in any arbitration commenced pursuant to this Section 31, Tenant's monthly payments of Base Rent shall be in an amount equal to Landlord's determination of the Market Rate. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the arbitrator, as applicable, Tenant shall pay to Landlord, or Landlord shall pay to Tenant, the amount of any deficiency or excess, as the case may be, in the Base Rent theretofore paid.

     31.5 General Requirements. Tenant's right to exercise the Renewal Options is personal to, and may be exercised only by, the original named Tenant under this Lease and any Permitted Transferee, and only if the original named Tenant or any Permitted Transferee continues to occupy the entire Premises at the time of such exercise. If Tenant shall assign this Lease or sublet one hundred percent (100%) of either Building A or Building B under a sublease which is effective at any time during the final twelve (12) months of the initial Term, then, unless such assignment or sublease was to a Permitted Transferee, Tenant's right to exercise the Renewal Options shall, immediately upon such assignment or subletting, simultaneously terminate and be of no further force or effect. No assignee or subtenant other than a Permitted Transferee shall have any right to exercise the Renewal Options granted herein. In addition, if an Event of Default is continuing uncured under this Lease at the time it exercises any Renewal Option or at any time thereafter until the commencement of the applicable Renewal Term or if an Event of Default has occurred at any time prior to its exercise of a Renewal Option, Landlord shall have, in addition to all of its other rights and remedies under this Lease, the right (but not the obligation) to terminate the remaining Renewal Options and to unilaterally revoke Tenant's exercise of any Renewal Option, in which case this Lease shall expire on the then current Termination Date, unless earlier terminated pursuant to the terms hereof, and Tenant shall have no further rights under this Lease to renew or extend the Term.

     32. RIGHT OF FIRST OFFER.

     32.1 First Offer Space; Exercise. Subject to the conditions set forth in this Section 34, Tenant shall have a right of first offer to lease the building in the Project located at 945 Stewart Drive (the "First Offer Space"), in the event that the First Offer Space becomes available for lease to third parties during the Term. Prior to leasing any of the First Offer Space to a third party, Landlord will give notice to Tenant (an "Offering Notice") specifying Landlord's good faith estimate of (1) the Base Rent which Landlord proposes to charge for such First Offer Space, (2) the approximate date upon which such First Offer Space is anticipated to be available for delivery, and (3) any other material conditions or provisions relating to the leasing of such First Offer Space which vary from the provisions of this Lease. If Tenant wishes to lease the First Offer Space on the terms specified by Landlord in the Offering Notice, Tenant shall so notify Landlord within ten (10) days after receipt thereof, which notice shall be unconditional and irrevocable. Tenant may exercise its right of first offer only with respect to all of the First Offer Space identified in the Offering Notice, and only if Tenant intends to occupy such First Offer Space in connection with its own reasonably foreseeable needs.

     32.2 Terms and Conditions. If Tenant timely exercises its right to lease the First Offer Space, then except as specified in this Section 34 or in the Offering Notice (which shall govern to the extent of any conflict with this Lease), the First Offer Space leased by Tenant shall become part of the Premises on all of the terms and conditions of this Lease for the remainder of the Term, provided that (i) the Base Rent for such First Offer Space shall be determined as specified above, (ii) Tenant's Proportionate Share shall be adjusted to reflect the addition of such First Offer Space, and (iii) the First Offer Space shall be delivered in its then existing "as is" condition, without obligation on the part of Landlord to make any repairs or construct any improvements thereto in connection with Tenant's contemplated use, or to demolish existing improvements therein, except as set forth in the Offering Notice, and Tenant shall be responsible for the construction and installation in accordance with the provisions of Section 5 above of any tenant improvements it desires to install within such First Offer Space, at Tenant's sole cost and expense. Except as may be provided to the contrary in the Offering Notice, Tenant shall commence paying Base Rent and all Additional Rent with respect to the First Offer Space leased by Tenant hereunder on the date of delivery of such First Offer Space to Tenant in the condition required hereunder. Promptly following Tenant's timely exercise of its right to lease any of the First Offer Space, Landlord shall prepare, and Landlord and Tenant shall execute, an amendment to this Lease reflecting the addition of such First Offer Space. Tenant's right of first offer under this Section 32 shall be a one-time right as to any particular First Offer Space. If Tenant fails to timely notify Landlord that it wishes to lease any portion of the First Offer Space identified in an Offering Notice, or if Tenant fails to execute and deliver said lease amendment to Landlord within ten (10) business days following receipt thereof by Tenant, Landlord may thereafter lease such portion of the First Offer Space to any person on terms and conditions it may deem appropriate in Landlord's sole discretion and Tenant shall have no further rights with respect to such portion of the First Offer Space; provided, however, if Landlord does not lease such First Offer Space within one hundred eighty (180) days after the expiration of said five (5) business day period, any further transaction shall be deemed a new determination by Landlord to lease such First Offer Space and the provisions of this paragraph shall again be applicable.

     32.3 Conditions to Exercise. Notwithstanding anything to the contrary set forth herein, if Tenant is in material default under this Lease (after any applicable notice and cure period) at the time an Offering Notice would otherwise be required to be sent under this Section 32, or any other time following Tenant's exercise of its right to lease the First Offer Space and prior to the date upon which possession of the First Offer Space is to be delivered to Tenant, Landlord shall have, in addition to all of its other rights and remedies under this Lease, the right (but not the obligation) to terminate Tenant's rights under this Section 32, and in such event Landlord shall not be required to deliver the Offering Notice or to deliver possession of the First Offer Space to Tenant. Nothing contained in this Section 32 shall be deemed to impose any obligation on Landlord to refrain from negotiating with the existing occupant of the First Offer Space, to withhold the First Offer Space from the market, or to take any other action or omit to take any other action in order to make the First Offer Space available to Tenant. The rights of Tenant pursuant to this Section 32 shall automatically terminate upon the Termination Date, as extended.

     32.4 Rights Personal to Tenant. Tenant's right to lease the First Offer Space is personal to, and may be exercised only by, the original named Tenant under this Lease or a Permitted Transferee. If Tenant shall assign this Lease or sublet one hundred percent (100%) of either Building A or Building B under a sublease which is effective at any time during the final twelve (12) months of the initial Term, then immediately upon such assignment or subletting, Tenant's right to lease the First Offer Space shall simultaneously terminate and be of no further force or effect. No assignee or subtenant other than the Permitted Transferees shall have any right to lease the First Offer Space hereunder.

     33. USE OF TRACTORS. Tenant shall have the right to use, operate and maintain tractors in the Project to the extent necessary for the operation of Tenant's business in the Premises, subject to the provisions of this Section 33.

     33.1 Landlord has made no representations or promise as to the suitability or effectiveness of any part of the Project for, or as to any Governmental Requirements applicable to, Tenant's proposed use, operation and maintenance of such tractors.

     33.2 Tenant shall designate parking spaces for such tractors in the parking area, provided that such parking spaces shall be subject to the reasonable approval of Landlord. Landlord's approval of such parking spaces shall in no event increase the number of parking spaces to which Tenant is entitled as set forth in the Schedule. Landlord reserves the right to require that parking spaces for the tractors be relocated to another location as Landlord shall reasonably designate.

     33.3 Tenant, at its expense, shall at all times keep the tractors in good order, condition and repair. With respect to all operations relating to the tractors, Tenant shall conduct its business and control its agents, employees and invitees in such manner as not to create any nuisance, or interfere with, annoy or disturb any other licensee or tenant of the Project or Landlord in its operation of the Project.

     33.4 Any damage to the parking areas or any other portion of the Project from Tenant's operation, use, or maintenance of tractors, shall be repaired at Tenant's sole cost and expense. Tenant shall reimburse Landlord for any costs and expenses so incurred by Landlord within thirty (30) days after Landlord's written request therefor.

     33.5  Tenant,   at  its  expense,   shall  comply  with  all   Governmental
Requirements applicable to the maintenance, operation, and use of the tractors.

     33.6 Tenant, at its expense, shall remove or relocate the tractors on a temporary basis upon notice from Landlord at any time Landlord determines such removal or relocation is reasonably necessary or appropriate for the expeditious repair, replacement, alteration, improvement or additions to or of the Project, or to access any area for Project needs.

     33.7 Tenant assumes full responsibility for protecting from theft or damage the tractors and any other tools or equipment that Tenant may use in connection with the operation, use, or maintenance thereof, assumes all risk of theft, loss or damage, and waives any Claim with respect thereto against Landlord and the other Landlord Parties. Tenant shall cause the insurance policies required to be maintained pursuant to Section 8 to cover the tractors and any Claims arising in connection with the presence, use, operation, repair, maintenance, or removal thereof. Tenant hereby agrees to protect, defend, indemnify and hold Landlord and the other Landlord Parties, and each of them, harmless from and against any and all Claims arising from or connected in any way with the tractors or the operations of Tenant or any Tenant Parties in connection therewith (except, with respect to any Landlord Party, to the extent caused by the gross negligence or willful misconduct of such Landlord Party or otherwise prohibited by Governmental Requirements), including, without limitation, (i) all foreseeable and unforeseeable consequential damages, (ii) any violation of Governmental Requirements, and (iii) any personal injuries or property damage. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

                         Signatures follow on next page.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:      CarrAmerica Realty Corporation,
         a Maryland corporation, its general partner

         By:/s/ Christopher Peatross
                Christopher Peatross
                Managing Director

Date of Execution:


TENANT:

TRIMBLE NAVIGATION LIMITED,
a California corporation

By:/s/ Steven W. Berglund
       Steven W. Berglund
       President and Chief Executive Officer


By: /s/ Rajat Bahri
        Raj Bahri
        Chief Financial Officer

        Date of Execution: 5/11/05

                                    EXHIBIT A

                             DESCRIPTION OF PREMISES


                                 [See Attached]

                      [pictoral image of premises omitted]

                                    EXHIBIT B

                              RULES AND REGULATIONS

1.Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

2. The sidewalks, exits and entrances located in the common areas of the Project shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Buildings) directly to the shipping platform at or about the time arranged for removal therefrom.

3. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property.

4. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without Landlord's prior written consent. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to Landlord's prior approval.

5. Upon termination of the Lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant. If the keys so furnished are lost, Tenant shall pay Landlord therefor.

6. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

7. No furniture, packages, supplies, equipment or merchandise will be received in the Project, except between the hours of 7:00 a.m. and 6:00 p.m.

8. Without Landlord's prior written consent, which consent shall not be unreasonably withheld, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

9. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

10. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

11. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

12. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance.

13. Tenant acknowledges that security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

     Accordingly:

     (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

     (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

     (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

14. Tenant shall not disturb the quiet enjoyment of any other tenant.

15. Landlord may retain a pass key to the Premises and, subject to the applicable provisions of the Lease, be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

16. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without Landlord's prior written consent, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

17. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Project for any purpose.

18. Subject to Section 6.4 of the Lease, pursuant to which Tenant may install and maintain certain GPS equipment on the roof of each Building, Tenant shall not install or operate any phonograph, musical or sound- producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Buildings, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Buildings, nor operate any electrical device from which may emanate electrical waves, which may interfere with or impair radio or television broadcasting or reception from or in the Project or elsewhere, without in each instance Landlord's prior written approval. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

19. Tenant shall promptly remove all rubbish and waste from the Premises.

20. Tenant shall not exhibit, sell or offer for sale, rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without Landlord's prior written consent.

21. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Buildings.

22. Except as permitted under the Lease, Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises, outside or inside, without Landlord's prior written consent.

23. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

24. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Buildings or Project.

                                    EXHIBIT C

                          TENANT IMPROVEMENT AGREEMENT

         This Tenant Improvement Agreement is attached to and forms a part of the Lease dated as of May 11, 2005 (the "Lease"), by and between CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Landlord") and TRIMBLE NAVIGATION LIMITED, a California corporation ("Tenant"), pertaining to certain premises located at 510 DeGuigne Drive and 935 Stewart Drive, Sunnyvale, California (collectively, the "Premises"). Except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Tenant Improvement Agreement, and capitalized terms used without being defined in this Tenant Improvement Agreement shall have the meanings given them in the Lease.

         The purpose of this Tenant Improvement Agreement is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of all alterations, additions and improvements which Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant under the Lease. Such alterations, additions and improvements to the Premises are referred to in this Tenant Improvement Agreement as the "Tenant Improvements," and the work of constructing the Tenant Improvements is referred to as the "Tenant Improvement Work".

     Landlord and Tenant agree as follows:

     1. General.

     1.1 Tenant is solely responsible for designing the Tenant Improvements and performing the Tenant Improvement Work (subject to Landlord's rights of review and approval set forth in this Tenant Improvement Agreement).

     1.2 Landlord's sole interest in reviewing and approving the Construction Drawings (as hereinafter defined) is to protect the Premises and Landlord's interests, and no such review or approval by Landlord shall be deemed to create any liability of any kind on the part of Landlord, or constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval that the Space Plans or Final Working Drawings are correct or accurate, or are in compliance with any Governmental Requirements.

     1.3 Landlord shall contribute (subject to the terms and conditions set forth in this Tenant Improvement Agreement) the amount specified in Section 4.1 below as the "Construction Allowance," towards the costs of designing the Tenant Improvements and performing the Tenant Improvement Work.

     1.4 Tenant shall be responsible for all costs of designing the Tenant Improvements and performing the Tenant Improvement Work to the extent such costs exceed the Construction Allowance.

     1.5 On reasonable prior notice, Landlord will permit Tenant and Tenant's Agents (as defined below) to enter the Premises from time to time prior to the Commencement Date as may be reasonably necessary or appropriate. Tenant shall indemnify, protect, defend and hold Landlord and the other Landlord Parties harmless from and against any and all Claims suffered or incurred by Landlord or the other Landlord Parties arising from such entry.

     2. Design and Approval of the Tenant Improvements.

     2.1 Selection of Tenant's Architect; Construction Drawings.

     (a) Tenant shall retain an architect/space planner ("Tenant's Architect") to prepare the Construction Drawings, and shall retain engineering consultants (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety and sprinkler work, if any, in the Premises in connection with the Tenant Improvements. Tenant's Architect and Engineers shall be subject to the written approval of Landlord, which approval will not be unreasonably withheld or delayed; provided, however, that Landlord hereby approves AP+I Design, Inc. and its subcontractors as Tenant's Architect and Engineers. The plans and drawings to be prepared by Tenant's Architect and the Engineers hereunder shall be known, collectively, as the "Construction Drawings".

     (b) All Construction Drawings shall be subject to Landlord's approval, which approval shall not be unreasonably withheld or delayed. Landlord shall, if available, supply Tenant with a set of drawings of the Buildings which Tenant may use in connection with the preparation of the Construction Drawings, but Tenant agrees that Landlord shall have no liability for the completeness or accuracy thereof, and Tenant's Architect shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such drawings.

     2.2 Space Plans. Prior to drafting any Construction Drawings, Tenant shall furnish Landlord with Tenant's final space plans for the Premises ("Space Plans"). The Space Plans shall show locations of all proposed improvements,
including  partitions,   cabinetry,   equipment  and  fixtures,  shall  identify
materials and finishes by location, and shall specify the location of any proposed structural floor penetrations, the location and extent of floor loading in excess of Building capacity, if any, any special HVAC requirements, the location and description of any special plumbing requirements, and any special electrical requirements. In addition, the Space Plans shall show telephone and telecommunications facilities, and computer and electronic data facilities. Landlord shall approve or disapprove the Space Plans by written notice given to Tenant within ten (10) business days after receipt of the Space Plans. Landlord shall not unreasonably withhold its approval of the Space Plans, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Space Plans if, in Landlord's good faith judgment, any one or more of the following situations exist: (a) the proposed Tenant Improvements will adversely affect the exterior appearance of the Buildings; or
(b) the proposed Tenant Improvements may impair the structural strength of the Buildings, adversely affect any Building Systems or materially adversely affect the value of the Buildings; or (c) the specifications for the proposed Tenant Improvements are not consistent with, or would detract from, the character or image of the Project. If Landlord disapproves the Space Plans, Landlord shall return the Space Plans to Tenant with a statement of Landlord's reasons for disapproval, or specifying any required corrections and/or revisions. Landlord shall approve or disapprove of any revisions to the Space Plans by written notice given to Tenant within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Space Plans.

     2.3 Final Working Drawings. Following Landlord's approval of the Space Plans, Tenant shall cause Tenant's Architect and the Engineers to prepare and submit for Landlord's approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, mechanical, fire protection, electrical and plumbing working drawings for the Tenant Improvement Work, in a form which is sufficiently complete to permit subcontractors to bid on the work, obtain all required Permits (as hereinafter defined) and commence construction (the "Final Working Drawings"). Tenant shall furnish Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall approve or disapprove of the Final Working Drawings by giving written notice to Tenant within ten (10) business days after receipt thereof. Landlord shall not unreasonably withhold or delay its approval of the Final Working Drawings, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Final Working Drawings for any of the reasons specified in Section 2.2 above, or if in Landlord's good faith judgment, the Final Working Drawings are inconsistent with, or do not conform to, the Space Plans. If Landlord disapproves the Final Working Drawings, Landlord shall return the Final Working Drawings to Tenant with a statement of Landlord's reasons for disapproval and/or specifying any required corrections or revisions. Landlord shall approve or disapprove of any such revisions to the Final Working Drawings within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Final Working Drawings (as so approved, the "Approved Working Drawings").

     3. Construction of Tenant Improvements.

     3.1 Contracts with Tenant's Contractor and Subcontractors.

     (a) Tenant shall retain a licensed general contractor as the contractor for the construction of the Tenant Improvements ("Tenant's Contractor"). Tenant's Contractor must be experienced in the performance of work comparable to the work of the Tenant Improvements in buildings comparable to the Buildings, and shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed; provided, however, that Landlord hereby approves McLarney Construction as Tenant's Contractor. All subcontractors, laborers, materialmen and suppliers used by Tenant (such subcontractors, laborers, materialmen and suppliers, together with Tenant's Contractor, are collectively referred to herein as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord reserves the right to require that any work to be performed on the life-safety, electrical, plumbing, heating, ventilation, air-conditioning, fire-protection, telecommunications or other Building Systems serving the Premises (whether such systems are located within or outside the Premises) be performed by subcontractors specified by Landlord.

     (b) Tenant shall furnish Landlord with true and correct copies of all construction contracts between or among Tenant, Tenant's Contractor and all subcontractors relating to the Tenant Improvement Work, provided that Landlord's review of such contracts shall not relieve Tenant from its obligations under this Tenant Improvement Agreement nor shall such review be deemed to constitute Landlord's representation that such contracts comply with the requirements of this Tenant Improvement Agreement. All such contracts shall expressly provide that (i) the work to be performed thereunder shall be subject to the terms and conditions of this Tenant Improvement Agreement, including, without limitation, that such work shall comply with the Tenant Construction Rules and Regulations attached hereto as Schedule 1, and (ii) the Tenant Improvement Work (or in the case of a subcontractor, the portion thereof performed by such subcontractor) shall be warranted in writing to Tenant and Landlord to be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion of the Tenant Improvement Work. Tenant agrees to give to Landlord any assignment or other assurances which may be necessary to permit Landlord to directly enforce such warranties (such warranties shall include, without additional charge, the repair of any portion of the Buildings or common areas of the Project which may be damaged as a result of the removal or replacement of the defective Tenant Improvements). Tenant shall cause Tenant's Agents to engage only labor that is harmonious and compatible with other labor working in the Project. In the event of any labor disturbance caused by persons employed by Tenant or Tenant's Contractor, Tenant shall immediately take all actions necessary to eliminate such disturbance. If at any time any of Tenant's Agents interferes with any other occupant of the Project, or hinders or delays any other work of improvement in the Project, or performs any work which may or does impair the quality, integrity or performance of any portion of the Project, including any Building Systems, Tenant shall cause such subcontractor, laborer, materialman or supplier to leave the Premises and remove all tools, equipment and materials immediately upon written notice delivered to Tenant, and, without limiting Tenant's indemnity obligations set forth in Section 8 of the Lease, Tenant shall reimburse Landlord for all costs, expenses, losses or damages incurred or suffered by Landlord resulting from the acts or omissions of Tenant's Agents in or about the Buildings.

     3.2 Permits. Following approval of the Final Working Drawings, Tenant shall obtain all building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all Governmental Requirements applicable to, the construction of the Tenant Improvements in accordance with the Approved Working Drawings (the "Permits"). Tenant shall provide Landlord with copies of any documents or applications filed by Tenant to obtain Permits concurrently with any such filing, but in no event shall Tenant file any such documents or applications until the Final Working Drawings have been approved. Tenant agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any Permits or the certificate of occupancy for the Premises, and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord will cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such Permits or certificate of occupancy. Any amendments or revisions to the Approved Working Drawings that may be necessary to obtain any such Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Tenant's Architect, at Tenant's expense (provided that to the extent funds are available, such expense may be reimbursed from the Construction Allowance), and submitted to Landlord for Landlord's review and approval as a Change Order under
Section 5 below. If Landlord disapproves of such amendments or revisions, Landlord shall return the same to Tenant with a statement of Landlord's reasons for disapproval, or specifying any required corrections. This procedure shall be repeated until Landlord approves the amendments or revisions and all Permits have been obtained for the Approved Working Drawings, as so amended.

     3.3 Commencement of Work. At least ten (10) days prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Premises, whichever is earlier, Tenant shall submit to Landlord a notice specifying the date Tenant will commence construction of the Tenant Improvements, the estimated date of completion of the Tenant Improvements and the construction schedule provided by Tenant's Contractor. In addition, prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Premises, whichever is earlier, Tenant shall submit to Landlord the following: (a) all Permits required to commence construction of the Tenant Improvements; (b) a copy of the executed construction contract with Tenant's Contractor, in the form previously approved by Landlord, together with a detailed breakdown, by trade, of the final costs to be incurred, or which have theretofore been incurred, in connection with the design and construction of the Tenant Improvements, which costs of construction form a basis for the amount of the construction contract; and (c) true and correct copies of all policies of insurance, or original certificates thereof executed by an authorized agent of the insurer or insurers, together with any endorsements referred to in Section 3.5 below, confirming to Landlord's reasonable satisfaction compliance with the insurance requirements of this Tenant Improvement Agreement.

     3.4 Performance of Work. All work performed by Tenant's Contractor shall strictly conform to the Approved Working Drawings, shall comply with all Governmental Requirements (including building codes) and all applicable standards of the American Insurance Association and the National Electrical Code and all building material manufacturer's specifications, shall comply with all rules and regulations from time to time adopted by Landlord to govern construction in or about the Project, including the Tenant Construction Rules and Regulations attached hereto as Schedule 1, and shall be performed in a good and professional manner and so as not to interfere with the occupancy of any other tenant of the Project, the performance of any other work within the Project, or with Landlord's maintenance or operation of the Project. At all times during construction of the Tenant Improvements, Landlord and Landlord's employees and agents shall have the right to enter the Premises to inspect the Tenant Improvement Work, and to require the correction of any faulty work or any material deviation from the Approved Working Drawings. Tenant shall not close-up any Tenant Improvement Work affecting the life safety, telecommunications, heating, ventilation and air conditioning, plumbing, electrical or other Building Systems in the Premises until the same have been inspected and approved by Landlord's agents. No inspection or approval by Landlord of any such work shall constitute an endorsement thereof or any representation as to the adequacy thereof for any purpose or the conformance thereof with any Governmental Requirements, and Tenant shall be fully responsible and liable therefor. In addition to the Construction Administration Costs under Section 4.3 below, Tenant shall reimburse Landlord for the cost of any repairs, corrections or restoration which must be made, in Landlord's good faith judgment, to the Premises if caused by Tenant's Contractor or any other of Tenant's Agents.

     3.5 Insurance. At all times during the construction of the Tenant Improvements (and in the case of Products and Completed Operations Coverage, for 5 years following completion of the Tenant Improvement Work), in addition to the insurance required to be maintained by Tenant under the Lease, Tenant shall require all of Tenant's Agents to maintain (a) Commercial General Liability Insurance with limits of not less than $2,000,000 combined single limit for bodily injury and property damage, including personal injury and death, and Contractor's Protective Liability, and Products and Completed Operations Coverage in an amount not less than $500,000 per incident, $1,000,000 in the aggregate; (b) Comprehensive automobile liability insurance with a policy limit of not less than $1,000,000 each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 "any auto", and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; (c) Worker's Compensation with statutory limits and Employer's Liability Insurance with limits of not less than $100,000 per accident, $500,000 aggregate disease coverage and $100,000 disease coverage per employee. In addition, Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, including such extended coverage endorsements as may be reasonably required by Landlord, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to
Section 8 of the Lease immediately upon completion thereof. Tenant's liability insurance shall be written on an "occurrence" basis and shall name Landlord, the holder of any Superior Interests and Landlord's designated agents as additional insureds (by endorsement reasonably acceptable to Landlord). The "Builder's All Risk" insurance shall name Landlord and such other parties as Landlord may specify as the loss payee(s) with respect to all proceeds received therefrom. All of the insurance required to be carried by Tenant hereunder shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing, and applicable insurance in force for or on behalf of Landlord, shall provide that Landlord shall receive thirty (30) days' written notice from the insurer prior to any cancellation or change of coverage, and shall be placed with companies which are rated A:VI or better by Best's Insurance Guide and licensed to business in the State of California. All deductibles and self-insured retentions under Tenant's policies are subject to Landlord's reasonable approval, and all insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Tenant's compliance with the provisions of this Section shall in no way limit Tenant's liability under any of the other provisions of the Lease.

     3.6 Liens. Tenant shall keep the Premises free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to remove any such lien within five (5) days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all costs and obligations incurred by Landlord in so doing shall immediately become due and payable by Tenant to Landlord as Additional Rent under the Lease. Landlord shall have the right to post and keep posted on the Premises any notices that may be required or permitted by Governmental Requirements, or which Landlord may deem to be proper, for the protection of Landlord and the Building from such liens. Promptly following completion of construction, Tenant shall provide Landlord a copy of a final unconditional lien release from Tenant's Contractor and each of Tenant's Agents who performed work or supplied materials for the Tenant Improvements. Upon completion of construction, Tenant shall promptly record a Notice of Completion in accordance with California Civil Code Section 3093 and provide a copy thereof to Landlord.

     4. Responsibility for Design and Construction Costs.

     4.1 Construction Allowance. Landlord will contribute to the costs of designing the Tenant Improvements and performing the Tenant Improvement Work, as depicted on the Approved Working Drawings, to the extent of the lesser of (a) Two Million Eighty-Three Thousand One Hundred Ten Dollars ($2,083,110.00)
(calculated at the rate of $15.00 per square foot of rentable area in the Premises) or (b) the actual cost for such work (the "Construction Allowance"). Tenant shall pay all costs in excess of the Construction Allowance for the design and construction of the Tenant Improvements. Except as otherwise specified in this Tenant Improvement Agreement, the Construction Allowance may be applied only to the payment or reimbursement of: (i) costs of preparing the Space Plans and Final Working Drawings, the cost of obtaining Permits and other similar approvals and the costs and expenses incurred by Landlord in connection with coordinating and supervising the Tenant Improvement Work, including, without limitation, the Construction Administration Costs; and (ii) documented costs of labor and materials incorporated into the Tenant Improvements (including all costs of relocating and installing data and telephone cabling [up to a maximum of $6.00 per square foot of rentable area in the Premises], but excluding all costs of furnishings, fixtures, equipment, signage and other personal property).

     4.2 Disbursement of Construction Allowance.

     (a) Landlord shall pay the Construction Allowance to Tenant on a progress payment basis within forty-five (45) days after Landlord's receipt of a disbursement request from Tenant, provided that (i) in no event shall Landlord be required to make such progress payments more than once per calendar month;
(ii) Tenant's disbursement request shall comply with Section 4.2(b) below; (iii) in the event the cost of the Tenant Improvements (the "Tenant Improvement Cost") exceeds the Construction Allowance, Tenant shall pay an amount equal to its proportionate share of each progress payment, which amount bears the same ratio to the total amount of the progress payment in question as the amount of the total excess Tenant Improvements cost bears to the total Tenant Improvement Cost and, subject to clause (iv), Landlord shall pay the remainder of such progress payment ("Landlord's Share"); (iv) Landlord shall have the right to retain ten percent (10%) of the progress payment requested (or, if Landlord is required to pay only Landlord's Share of such progress payment, ten percent (10%) of Landlord's Share); (v) Landlord shall have no obligation to disburse any portion of the Construction Allowance for any request received by Landlord on or after March 1, 2006; (vi) the Lease is then in full force and effect; (vii) Tenant is not then in default of any of its obligations under the Lease, including, without limitation, Tenant's obligations under this Tenant Improvement Agreement to perform Tenant Improvement Work in accordance with the Approved Working Drawings and all Governmental Requirements; and (viii) Landlord shall have the right to deduct from any payment required to be made hereunder the Construction Administration Costs, as described in Section 4.3 below.

     (b) Tenant's disbursement request shall (i) show a schedule, by trade, of the percentage of completion of the Tenant Improvements, detailing the portion of the work completed and the portion not completed, as certified by Tenant's Architect, and (ii) be accompanied by (A) invoices for work actually performed, construction in place and materials delivered to the site (as may be applicable) describing in reasonable detail such work, construction and/or materials; (B) the conditional release of all mechanic's lien rights by all contractors, suppliers, laborers and others covered by the disbursement request; (C) evidence that no mechanic's liens have been recorded against the Project; (D) if Tenant makes more than one request for payment, evidence (such as unconditional releases of mechanic's lien rights) to Landlord's satisfaction that the prior progress payment(s) has been paid to the respective contractors, suppliers, laborers and others covered by Tenant's request for such prior progress payment(s); and (E) all other information reasonably requested by Landlord.

     (c) The amount retained by Landlord under clause (iv) of Section 4.2(a) above shall be disbursed by Landlord after (i) Tenant's delivery to Landlord of a certificate of Tenant's Architect, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements has been completed in accordance with the Approved Working Drawings; (ii) Tenant's delivery to Landlord of "as-built" drawings in CAD format showing the Tenant Improvements (updated by Tenant's Architect as necessary to reflect all changes made to the Approved Working Drawings during the course of construction); (iii) a detailed breakdown of Tenant's final and total construction costs, together with receipted invoices (or such other proof of payment as Landlord shall reasonably require) showing full payment thereof; (iv) properly executed mechanics' lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4) from all of Tenant's Agents; and (v) copies of all Permits, licenses, certificates and other governmental authorizations and approvals necessary in connection with, and indicating final approval of, the Tenant Improvement Work, and which may be necessary for the operation of Tenant's business within the Premises. Notwithstanding any provision in the foregoing to the contrary, Tenant shall, in any event, submit the documents described in clauses (i) through (v) above to Landlord within thirty (30) days following the date Tenant commences business operations in the Premises.

     4.3 Construction Administration Costs. Tenant shall pay to Landlord all of Landlord's actual out-of-pocket costs incurred in connection with the Tenant Improvement Work, including, without limitation, all reasonable management, engineering, outside consulting and construction fees incurred by or on behalf of Landlord for the review and approval of the Space Plans and Construction Drawings (collectively, the "Construction Administration Costs"). Landlord shall be entitled to charge the amount of the Construction Administration Costs against the Construction Allowance required to be contributed by Landlord hereunder, or if funds are not available from the Construction Allowance for such purposes, Tenant will pay such amounts within twenty (20) days following delivery of Landlord's invoice.

     4.4 Tenant's Lease Default. Notwithstanding any terms and conditions to the contrary contained in this Lease, if a material Event of Default has occurred at any time on or before the Commencement Date, then (a) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold disbursement of all or any portion of the Construction Allowance and/or Landlord may cause Tenant's Contractor to cease the construction of the Tenant Improvements, and (b) all other obligations of Landlord under the terms and conditions of this Tenant Improvement Agreement shall be suspended until such time as such Event of Default is cured pursuant to the terms and conditions of the Lease.

     5. Change Orders.  Landlord will not unreasonably  withhold its approval of
(a) any request by Tenant, or by Tenant's Contractor with Tenant's approval, to amend or change the Approved Working Drawings, or (b) any change or amendment to the Approved Working Drawings that may be necessary to obtain any Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations (any of the foregoing, a "Change Order"), provided such Change Order does not diminish the quality of construction of the Tenant Improvements. Without limiting the generality of the foregoing, however, Tenant acknowledges that it shall not be unreasonable for Landlord to withhold consent to any Change Order if any of the circumstances listed in clauses 2.2(a) through 2.2(c) of this Tenant Improvement Agreement apply. No material changes or modifications to the Approved Working Drawings shall be made unless by written Change Order signed by Landlord and Tenant. Tenant shall pay all costs attributable to Change Orders, including costs incurred by Landlord in reviewing proposed Change Orders (provided that to the extent funds are available, such costs may be paid or reimbursed from the Construction Allowance).

     6. Ownership of Tenant Improvements. The Tenant Improvements shall be deemed, effective upon installation, to be a part of the Premises and shall be deemed to be the property of Landlord (subject to Tenant's right to use and depreciate (to the extent paid for by Tenant) the same during the Term of the Lease), and shall be surrendered at the expiration or earlier termination of the Term, unless Landlord shall have conditioned its approval of the Final Working Drawings or any Change Order on Tenant's agreement to remove any items thereof, in which event, prior to the expiration or termination of the Term, the specified items shall be removed at Tenant's expense, any damage caused by such removal shall be repaired, and the Premises shall be restored to their condition existing prior to the installation of the items in question, normal wear and tear excepted. The removal, repair and restoration described above shall, at Landlord's sole election, be performed either by Tenant or by Landlord; and if such work shall be performed by Landlord, Tenant shall pay to Landlord, within twenty (20) days following Landlord's demand, the reasonable cost and expense of such work.

                                   SCHEDULE 1

                    TENANT CONSTRUCTION RULES AND REGULATIONS

         The rules and regulations governing construction by Tenant in the Buildings at the time of the execution of the Lease to which this Schedule is attached are as follows (capitalized terms used without being defined in this Schedule shall have the meanings given them in the Lease):

         1. Prior to commencement of any construction, Tenant's Contractor shall coordinate with Landlord's representatives to ensure that all employees and subcontractors of Tenant's Contractor have received instruction regarding Landlord's requirements for safety, security and fire prevention. All work to be performed shall be coordinated with the managing agent of the Buildings or its representative. During construction, Tenant shall coordinate all construction activities with Landlord's Project manager so as to minimize the disruption caused by such construction, and so as not to interfere with other construction in the Project or the rights of Landlord, other tenants or occupants. Tenant and Tenant's Agents shall take all safety measures necessary to protect Landlord, its employees and contractors, other tenants and users of the Project and the general public, and the property of each, from injury or damage resulting from the performance of the Tenant Improvement Work.

         2. Tenant acknowledges that certain construction activities (including, without limitation, jackhammering and use of "shot" type mechanical fasteners which create excessive or explosive type noises) must be completed, on a daily basis, not later than 6:30 a.m. on weekdays, and may not resume until at least 6:30 p.m. on weekdays. Tenant shall make prior arrangements with Landlord's representatives if any construction work is to be performed between 6:30 p.m. and 6:30 a.m. or on weekends, and Landlord may charge Tenant or Tenant's Contractor a reasonable sum, as determined by Landlord, to defray the cost of providing for a representative of Landlord or Landlord's Project manager, and/or additional security personnel, to be present at all times.

         3. All construction work and all storage and staging of materials, tools and equipment shall be confined to the Premises, unless Landlord gives written permission to use areas outside the Premises. Common and public areas of the Project and the sidewalk and curbs in front of or adjacent to the Buildings shall not be used or obstructed by Tenant or by Tenant's Agents without written approval of Landlord. All storage of materials, tools and equipment within the Premises or the Project shall be at Tenant's risk. Tenant shall immediately relocate, at Tenant's expense, any materials found by Landlord to be stored in an unsafe manner. Landlord shall not be responsible for lost, stolen or damaged materials, tools or equipment stored or staged in the Project.

         4. All deliveries shall be scheduled so that materials are stocked in Tenant's Premises prior to normal business hours of the Project. No deliveries shall be made through the common or public areas of the Project, or to the sidewalk in front of or adjacent to the Project during business hours. No hand trucks shall be used in any portion of the Project, including common areas, except those equipped with rubber tires and side guards.

         5. Landlord will not provide off-street parking for Tenant's Agents' vehicles. Loading zones are for loading and unloading purposes only, and no parking in loading zones is permitted. Vehicles parked illegally will be subject to towing at the expense of Tenant or the vehicle owner.

         6. Tenant and Tenant's Contractor shall be responsible for ensuring that all doors, gates and windows are closed and locked at all times when not in immediate use.

         7. Tenant's Agents are not permitted to transport tools or materials in wheelbarrows or wheeled vehicles in the common or public areas of the Project during normal business hours.

         8. All construction shall be performed so as to prevent dust from filtering through to other parts of the Project. All painting shall be shielded and other parts of the Project shall be protected from all fumes and spray. All temporary partitions and dust-proof barriers shall be furnished and installed by Tenant and shall remain intact at all times. Should any panel be removed, torn or otherwise displaced or damaged, it will be reattached or repaired and Tenant will be backcharged at a reasonable labor and material charge.

         9. Hazardous and/or inflammable materials brought onto the Premises or into the Project in connection with Tenant's construction shall be used and stored in containers which conform to all applicable laws and regulations, and shall be used in a manner which prevents their accidental release. Upon bringing Hazardous Substances into the Project, Tenant or Tenant's Contractor shall immediately provide Landlord's Project manager with a copy of the Material Safety Data Sheet (M.S.D.S.) for such Hazardous Substances. In addition, a new M.S.D.S. shall be provided whenever M.S.D.S. information is revised. Hazardous Substances, including empty containers and hazardous wastes, shall not be discarded in the Premises or the Project, but shall be removed immediately and disposed of in a proper, lawful manner. Tenant's Contractor shall comply with all federal and state O.S.H.A. Safety Regulations.

         10. Tenant and Tenant's Contractor shall maintain the Premises and related Project facilities, surfaces and glass in a clean, orderly condition during the progress of construction, and shall clean up debris and remove trash daily, to the satisfaction of Landlord. Tenant shall make arrangements to remove dirt and debris from work after the end of each workday. No individual trash or storage containers will be allowed in the common or public areas of the Project. Any containers provided by Landlord to Tenant for construction debris shall be at Tenant's expense. Where Landlord does not provide containers for removal of debris, Tenant or Tenant's Contractor shall arrange for trash removal service by a debris or scavenger service approved by Landlord. Any dirt, debris, construction materials or equipment remaining in the common or public areas of the Project, or in service corridors or adjoining unoccupied spaces, after commencement of normal business hours, will be removed by Landlord, and Tenant will be backcharged at a reasonable rate for labor and material charges.

         11. Electrical power shall be provided at Tenant's expense at a suitable existing electrical outlet or other source reasonably near the boundary of the Premises. Tenant shall be responsible for installing a temporary electrical panel and arranging for commencement of electrical, water and other utility services in Tenant's name as early in the construction process as is possible. Temporary or portable wiring beyond the outlet or other source shall be furnished and installed by and at the expense of Tenant and shall comply with all applicable laws and codes. All temporary electrical connections must be approved in advance by Landlord's representatives prior to installation. Tenant and Tenant's Agents shall use their respective best efforts to use the minimal amount of water necessary for work and cleanup of the Premises.

         12. Construction workers are not permitted to eat or smoke in the common or public areas of the Project.

         13. Tenant shall not attach or cause to be attached to any wall or structural member of the Buildings any equipment that may, by virtue of its size or weight, cause structural damage. Tenant shall not exceed the load as set forth in the plans and specifications for the floors of the Buildings and shall not do anything that might in any way alter or affect the structural strength of the Buildings.

         14. If appropriate, as determined by Landlord or as required by any Governmental Requirements, a smoke and/or heat detector shall be installed in Tenant's space, at Tenant's expense, during the time any construction work is being performed in the Premises. The smoke and/or heat detector shall be connected by Landlord's specified contractor, at Tenant's expense, to the central system, if such control system is available.

         15. Except to the extent provided in the Lease to the contrary, expenses incurred by Landlord in respect of the work performed by or on behalf of Tenant shall be paid by Tenant immediately upon receipt of an invoice from Landlord and shall be delinquent if not paid within ten (10) days. Late charges, interest and collection expenses on delinquent payments shall be charged to Tenant in the manner set forth in the Lease for delinquent payment of rents.

                                    EXHIBIT D

                         COMMENCEMENT DATE CONFIRMATION

         THIS CONFIRMATION AGREEMENT is entered into as of _______________ __, 20__ by and between CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership ("Landlord"), and TRIMBLE NAVIGATION LIMITED, a California corporation ("Tenant"), with respect to that certain Lease dated as of May 11, 2005 (the "Lease") respecting certain premises (the "Premises") located in the buildings commonly known as 510 DeGuigne Drive and 935 Stewart Drive, Sunnyvale, California.

         Pursuant to Section 1.1 of the Lease, Landlord and Tenant hereby confirm and agree that the Commencement Date (as defined in the Lease) is ________________ __, 20___, the Rent Commencement Date (as defined in the Lease) is ________________ __, 20___, and that the Termination Date (as defined in the Lease) is _______________ __, 20__.

         This Confirmation Agreement supplements, and shall be a part of, the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Confirmation Agreement as of the day and year first above written.

LANDLORD:

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:      CarrAmerica Realty Corporation,
         a Maryland corporation, its general partner

         By:__________________________________________________
                  Christopher Peatross
                  Managing Director

Date of Execution:____________________________________________


TENANT:

TRIMBLE NAVIGATION LIMITED,
a California corporation

By:___________________________________________________________
         Steven W. Berglund
         President and Chief Executive Officer


By:___________________________________________________________
         Raj Bahri
         Chief Financial Officer

         Date of Execution:____________________________________________

                                    EXHIBIT E

                           ENVIRONMENTAL QUESTIONNAIRE

_________As a new tenant of the Project, answer based upon: (1) any existing or previous operations of the same kind which Tenant has conducted elsewhere, and
(2) Tenant's plans for the new space. For each answer, specify which operation(s) you are describing.

1. Solid Waste.

        a. Does the facility have an EPA Hazardous Waste generator number?

        b. Does the facility produce Hazardous Waste? Other chemical waste?

        c. Describe each type of waste generated (whether or not hazardous).

        d. If the facility produces hazardous waste, is it classified as a large quantity generator, small quantity generator or conditionally exempt small quantity generator?

        e. Are hazardous waste manifests maintained for three years on site?

        f. Please identify the waste disposal contractor.

2. Wastewater.

        a. Does the facility produce any "process wastewater," meaning any wastewater that has come in contact with chemicals or other materials in process (essentially, any discharge of water other than from sinks and toilets)?

        b. If so, please describe each type of process wastewater produced.

        c. Is any water discharged down the floor drains?

        d. Does the facility have a permit for its wastewater discharges?

3. Air Emissions.

        a. Does the facility emit any chemicals or wastes into the air?

        b. Does the facility have an air permit?

        c. Does the facility treat any of its air emissions to remove air pollutants?

        d. Describe the ventilation system for the facility.

4. General.

         a. Has the facility ever been charged with any violation of, or found in violation of any environmental requirements? If yes, please describe.

         b. Are you aware of any testing of soil or groundwater to determine whether any contamination exists in or around the facility? If so, please provide results.

         c. Please describe any hazardous materials present on site, their respective quantities and the containment measures for those materials.

                             TABLE OF CONTENTS
                                                                          Page

1.    LEASE AGREEMENT.......................................................1
2.    RENT..................................................................3
3.    PREPARATION AND CONDITION OF PREMISES; TENANT'S POSSESSION;
      REPAIRS AND MAINTENANCE..............................................11
4.    SERVICES AND UTILITIES...............................................14
5.    ALTERATIONS AND REPAIRS..............................................14
6.    USE OF PREMISES......................................................17
7.    GOVERNMENTAL REQUIREMENTS AND BUILDING RULES.........................19
8.    WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.........................20
9.    FIRE AND OTHER CASUALTY..............................................23
10.   EMINENT DOMAIN.......................................................24
11.   RIGHTS RESERVED TO LANDLORD..........................................24
12.   EVENTS OF DEFAULT....................................................26
13.   LANDLORD REMEDIES....................................................28
14.   SURRENDER............................................................30
15.   HOLDOVER.............................................................30
16.   SUBORDINATION TO GROUND LEASES AND MORTGAGES.........................31
17.   ASSIGNMENT AND SUBLEASE..............................................32
18.   CONVEYANCE BY LANDLORD...............................................36
19.   ESTOPPEL CERTIFICATE.................................................36
20.   INTENTIONALLY OMITTED................................................36
21.   INTENTIONALLY OMITTED................................................36
22.   NOTICES..............................................................36
23.   QUIET POSSESSION.....................................................38
24.   REAL ESTATE BROKERS..................................................38
25.   MISCELLANEOUS........................................................38
26.   UNRELATED BUSINESS INCOME............................................41
27.   PROJECT RENOVATIONS..................................................42
28.   HAZARDOUS SUBSTANCES.................................................42
29.   EXCULPATION..........................................................46
30.   COMMUNICATIONS AND COMPUTER LINES....................................46
31.   OPTION TO EXTEND.....................................................46
32.   RIGHT OF FIRST OFFER.................................................50
33.   USE OF TRACTORS......................................................51